                                                                     EXHIBIT 4.2

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                               PROMUS HOTELS, INC.
                                 AS THE COMPANY


                            PROMUS HOTEL CORPORATION
                                AS THE GUARANTOR


                                       AND


                SOUTHTRUST BANK OF ALABAMA, NATIONAL ASSOCIATION
                                   AS TRUSTEE







                                    INDENTURE

                         DATED AS OF ____________, 1996






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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                             RECITALS OF THE COMPANY

                                    ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

     SECTION 1.1    Definitions. . . . . . . . . . . . . . . . . . . . . . .  1
     SECTION 1.2    Other Definitions. . . . . . . . . . . . . . . . . . . .  8
     SECTION 1.3    Incorporation by Reference of Trust Indenture Act. . . .  9
     SECTION 1.4    Rules of Construction. . . . . . . . . . . . . . . . . .  9

                                    ARTICLE 2

                                 THE SECURITIES

     SECTION 2.1    Form . . . . . . . . . . . . . . . . . . . . . . . . . . 10
     SECTION 2.2    Execution and Authentication . . . . . . . . . . . . . . 10
     SECTION 2.3    Amount Unlimited; Issuable in Series . . . . . . . . . . 12
     SECTION 2.4    Denomination and Date of Securities;
                    Payments of Interest . . . . . . . . . . . . . . . . . . 15
     SECTION 2.5    Registrar and Paying Agent; Agents Generally . . . . . . 16
     SECTION 2.6    Paying Agent to Hold Money in Trust. . . . . . . . . . . 17
     SECTION 2.7    Transfer and Exchange. . . . . . . . . . . . . . . . . . 18
     SECTION 2.8    Replacement Securities . . . . . . . . . . . . . . . . . 21
     SECTION 2.9    Outstanding Securities . . . . . . . . . . . . . . . . . 22
     SECTION 2.10   Temporary Securities . . . . . . . . . . . . . . . . . . 23
     SECTION 2.11   Cancellation . . . . . . . . . . . . . . . . . . . . . . 23
     SECTION 2.12   CUSIP Numbers. . . . . . . . . . . . . . . . . . . . . . 24
     SECTION 2.13   Defaulted Interest . . . . . . . . . . . . . . . . . . . 24
     SECTION 2.14   Series May Include Tranches. . . . . . . . . . . . . . . 24

                                    ARTICLE 3

                                   REDEMPTION

-------------------------
     Note: The Table of Contents shall not for any purposes be deemed to be a part of the Indenture.

                                                                            Page
                                                                            ----

     SECTION 3.1    Applicability of Article . . . . . . . . . . . . . . . . 25
     SECTION 3.2    Notice of Redemption; Partial Redemptions. . . . . . . . 25
     SECTION 3.3    Payment of Securities Called for Redemption. . . . . . . 27
     SECTION 3.4    Exclusion of Certain Securities from
                    Eligibility for Selection for Redemption . . . . . . . . 28
     SECTION 3.5    Mandatory and Optional Sinking Funds . . . . . . . . . . 28

                                    ARTICLE 4

                                    COVENANTS

     SECTION 4.1    Payment of Securities. . . . . . . . . . . . . . . . . . 31
     SECTION 4.2    Maintenance of Office or Agency. . . . . . . . . . . . . 33
     SECTION 4.3    Negative Pledge. . . . . . . . . . . . . . . . . . . . . 34
     SECTION 4.4    Certain Sale and Lease-back Transactions . . . . . . . . 35
     SECTION 4.5    Certificate to Trustee . . . . . . . . . . . . . . . . . 37
     SECTION 4.6    Reports by the Company . . . . . . . . . . . . . . . . . 37

                                    ARTICLE 5

                              SUCCESSOR CORPORATION

     SECTION 5.1    When Company May Merge, Etc. . . . . . . . . . . . . . . 37
     SECTION 5.2    Successor Substituted. . . . . . . . . . . . . . . . . . 38

                                    ARTICLE 6

                              DEFAULT AND REMEDIES

     SECTION 6.1    Events of Default. . . . . . . . . . . . . . . . . . . . 39
     SECTION 6.2    Acceleration . . . . . . . . . . . . . . . . . . . . . . 40
     SECTION 6.3    Other Remedies . . . . . . . . . . . . . . . . . . . . . 42
     SECTION 6.4    Waiver of Past Defaults. . . . . . . . . . . . . . . . . 43
     SECTION 6.5    Control by Majority. . . . . . . . . . . . . . . . . . . 43
     SECTION 6.6    Limitation on Suits. . . . . . . . . . . . . . . . . . . 43
     SECTION 6.7    Rights of Holders to Receive Payment . . . . . . . . . . 44
     SECTION 6.8    Collection Suit by Trustee . . . . . . . . . . . . . . . 44
     SECTION 6.9    Trustee May File Proofs of Claim . . . . . . . . . . . . 45

                                                                            Page
                                                                            ----

     SECTION 6.10   Application of Proceeds. . . . . . . . . . . . . . . . . 45
     SECTION 6.11   Restoration of Rights and Remedies . . . . . . . . . . . 46
     SECTION 6.12   Undertaking for Costs. . . . . . . . . . . . . . . . . . 47
     SECTION 6.13   Rights and Remedies Cumulative . . . . . . . . . . . . . 47
     SECTION 6.14   Delay or Omission Not Waiver . . . . . . . . . . . . . . 47

                                    ARTICLE 7

                                     TRUSTEE

     SECTION 7.1    General. . . . . . . . . . . . . . . . . . . . . . . . . 48
     SECTION 7.2    Certain Rights of Trustee. . . . . . . . . . . . . . . . 48
     SECTION 7.3    Individual Rights of Trustee . . . . . . . . . . . . . . 50
     SECTION 7.4    Trustee's Disclaimer . . . . . . . . . . . . . . . . . . 50
     SECTION 7.5    Notice of Default. . . . . . . . . . . . . . . . . . . . 51
     SECTION 7.6    Reports by Trustee to Holders. . . . . . . . . . . . . . 51
     SECTION 7.7    Compensation and Indemnity . . . . . . . . . . . . . . . 51
     SECTION 7.8    Replacement of Trustee . . . . . . . . . . . . . . . . . 52
     SECTION 7.9    Successor Trustee by Merger, Etc.. . . . . . . . . . . . 54
     SECTION 7.10   Eligibility. . . . . . . . . . . . . . . . . . . . . . . 54
     SECTION 7.11   Money Held in Trust. . . . . . . . . . . . . . . . . . . 54

                                    ARTICLE 8

                             DISCHARGE OF INDENTURE

     SECTION 8.1    Defeasance Within One Year of Payment. . . . . . . . . . 54
     SECTION 8.2    Defeasance . . . . . . . . . . . . . . . . . . . . . . . 55
     SECTION 8.3    Covenant Defeasance. . . . . . . . . . . . . . . . . . . 57
     SECTION 8.4    Application of Trust Money . . . . . . . . . . . . . . . 58
     SECTION 8.5    Repayment to Company . . . . . . . . . . . . . . . . . . 58

                                    ARTICLE 9

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

     SECTION 9.1    Without Consent of Holders . . . . . . . . . . . . . . . 59
     SECTION 9.2    With Consent of Holders. . . . . . . . . . . . . . . . . 60
     SECTION 9.3    Revocation and Effect of Consent . . . . . . . . . . . . 61
     SECTION 9.4    Notation on or Exchange of Securities. . . . . . . . . . 62

                                                                            Page
                                                                            ----

     SECTION 9.5    Trustee to Sign Amendments, Etc. . . . . . . . . . . . . 62
     SECTION 9.6    Conformity with Trust Indenture Act. . . . . . . . . . . 63

                                   ARTICLE 10

                                  MISCELLANEOUS

     SECTION 10.1   Trust Indenture Act of 1939. . . . . . . . . . . . . . . 63
     SECTION 10.2   Notices. . . . . . . . . . . . . . . . . . . . . . . . . 63
     SECTION 10.3   Certificate and Opinion as to Conditions Precedent . . . 65
     SECTION 10.4   Statements Required in Certificate or Opinion. . . . . . 65
     SECTION 10.5   Evidence of Ownership. . . . . . . . . . . . . . . . . . 66
     SECTION 10.6   Rules by Trustee, Paying Agent or Registrar. . . . . . . 67
     SECTION 10.7   Payment Date Other Than a Business Day . . . . . . . . . 67
     SECTION 10.8   Governing Law. . . . . . . . . . . . . . . . . . . . . . 68
     SECTION 10.9   No Adverse Interpretation of Other Agreements. . . . . . 68
     SECTION 10.10  Successors . . . . . . . . . . . . . . . . . . . . . . . 68
     SECTION 10.11  Duplicate Originals. . . . . . . . . . . . . . . . . . . 68
     SECTION 10.12  Separability . . . . . . . . . . . . . . . . . . . . . . 68
     SECTION 10.13  Table of Contents, Headings, Etc.. . . . . . . . . . . . 68
     SECTION 10.14  Incorporators, Shareholders, Officers
                    and Directors of Company Exempt from
                    Individual Liability . . . . . . . . . . . . . . . . . . 68
     SECTION 10.15  Judgment Currency. . . . . . . . . . . . . . . . . . . . 69

                                   ARTICLE 11

                                   GUARANTEE

     SECTION 11.1   Guarantee. . . . . . . . . . . . . . . . . . . . . . . . 69
     SECTION 11.2   Execution and Delivery of Guarantee. . . . . . . . . . . 71
     SECTION 11.3   Release of Guarantor . . . . . . . . . . . . . . . . . . 71
     SECTION 11.4   When Guarantor May Merge, etc. . . . . . . . . . . . . . 73

SIGNATURES

          INDENTURE, dated as of ____________, 1996, among PROMUS HOTELS, INC., a Delaware corporation, as the Company, PROMUS HOTEL CORPORATION, a Delaware corporation, as the Guarantor, and SOUTHTRUST BANK OF ALABAMA, NATIONAL ASSOCIATION, a national banking association, as Trustee.

                             RECITALS OF THE COMPANY

          WHEREAS, the Company has duly authorized the issue from time to time of its debentures, notes or other evidences of indebtedness to be issued in one or more series (the "Securities") up to such principal amount or amounts as may from time to time be authorized in accordance with the terms of this Indenture and to provide, among other things, for the authentication, delivery and administration thereof, the Company has duly authorized the execution and delivery of this Indenture;

          WHEREAS, the Guarantor has duly authorized its guarantee (the "Guarantee") of all of the Company's obligations under the Securities, and to provide therefor, the Guarantor has duly authorized the execution and delivery of this Indenture; and

          WHEREAS, all things necessary to make this Indenture a valid indenture and agreement according to its terms have been done;

          NOW, THEREFORE:

          In consideration of the premises and the purchases of the Securities by the holders thereof, the Company, the Guarantor and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective holders from time to time of the Securities or of any and all series thereof and of the coupons, if any, appertaining thereto as follows:


                   DEFINITIONS AND INCORPORATION BY REFERENCE

          SECTION  1.1  DEFINITIONS.

          "Agent" means any Registrar, Paying Agent, transfer agent or Authenticating Agent.

          "Attributable Debt" means, when used in connection with a sale and lease-back transaction referred to in Section 4.4, on any date as of which the amount thereof is to be determined, the product of (a) the net proceeds from such sale and lease-back transaction multiplied by (b) a fraction, the numerator of which is the number of full years of the term of the lease relating to the property involved in such sale and lease-back transaction (without regard to any options to renew or extend such term) remaining on the date of the making of such computation and the denominator of which is the number of full years of the term of such lease measured from the first day of such term.

          "Authorized Newspaper" means a newspaper (which, in the case of The City of New York, will, if practicable, be The Wall Street Journal (Eastern Edition) and in the case of London, will, if practicable, be the Financial Times (London Edition) and published in an official language of the country of publication customarily published at least once a day for at least five days in each calendar week and of general circulation in The City of New York or London, as applicable. If it shall be impractical in the opinion of the Trustee to make any publication of any notice required hereby in an Authorized Newspaper, any publication or other notice in lieu thereof which is made or given with the approval of the Trustee shall constitute a sufficient publication of such notice.

          "Board Resolution" means one or more resolutions of the board of directors of the Company or the Guarantor, as the case maybe, or any authorized committee thereof, certified by the secretary or an assistant secretary to have been duly adopted and to be in full force and effect on the date of certification, and delivered to the Trustee.

          "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York or in the city in which the Corporate Trust Office is located, with respect to any Security the interest on which is based on the offered quotations in the interbank Eurodollar market for dollar deposits in London, or with respect to Securities denominated in a specified currency other than United States dollars, in the principal financial center of the country of the specified currency.

          "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's capital stock or equity, including, without limitation, all Common Stock and Preferred Stock.

          "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

          "Common Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's common stock, whether now outstanding or issued after the date of this Indenture, including, without limitation, all series and classes of such common stock.

          "Company" means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to Article 5 of this Indenture and thereafter means the successor.

          "Consolidated Net Tangible Assets" means, as of any date of determination, the sum of the amounts that would appear on a consolidated balance sheet of the Company and its Restricted Subsidiaries for the total assets (including investments in Joint Ventures) (less accumulated depletion, depreciation or amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) of the Company and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, after giving effect to purchase accounting and after deducting therefrom, to the extent included in total assets, in each case as determined on a consolidated basis in accordance with GAAP (without duplication): (i) the aggregate amount of liabilities of the Company and its Restricted Subsidiaries that may properly be classified as current liabilities (including taxes accrued as estimated); (ii) current indebtedness and current maturities of long-term indebtedness; (iii) minority interests in the Company's Restricted Subsidiaries held by Persons other than the Company or a wholly-owned Restricted Subsidiary of the Company; and (iv) unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items.

          "Corporate Trust Office" means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date of this Indenture, located at One Office Park Drive, Birmingham, Alabama 35223, Attention:
Corporate Trust Administration.

          "Default" means any Event of Default as defined in Section 6.1 and any event that is, or after notice or passage of time or both would be, an Event of Default.

          "Depositary" means, with respect to the Securities of any series issuable or issued in the form of one or more Registered Global Securities, the Person designated as Depositary by the Company pursuant to Section 2.3 until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Depositary" shall mean or include each Person who is then a Depositary hereunder, and if at any time there is more than one such Person, "Depositary" as used with respect to the Securities of any such series shall mean the Depositary with respect to the Registered Global Securities of that series.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Exempted Debt" means the sum, without duplication, of the following items outstanding as of the date Exempted Debt is being determined: (i) indebtedness of the Company and its Restricted Subsidiaries incurred after the date of this Indenture and secured by liens created or assumed or permitted to exist pursuant to Section 4.3(b) and (ii) Attributable Debt of the Company and its Restricted Subsidiaries in respect of all sale and lease-back transactions with regard to any Principal Property entered into pursuant to Section 4.4(b).

          "Funded Debt" means all indebtedness for money borrowed, including purchase money indebtedness, having a maturity of more than one year from the date of its creation or having a maturity of less than one year but by its terms being renewable or extendible, at the option of the obligor in respect thereof, beyond one year from the date of its creation.

          "GAAP" means generally accepted accounting principles in the United States of America at the date of any computation required or permitted hereunder.

          "Guarantee" shall have the meaning set forth in Section 11.1 hereof.

          "Guarantor" means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to Article 11.4 of this Indenture and thereafter means the successor.

          "Holder" or "Securityholder" means the registered holder of any Security with respect to Registered Securities and the bearer of any Unregistered Security or any coupon appertaining thereto, as the case may be.

          "Indenture" means this Indenture as originally executed or as it may be amended or supplemented from time to time by one or more indentures supplemental to this Indenture entered into pursuant to the applicable provisions of this Indenture and shall include the forms and terms of the Securities of each series established as contemplated pursuant to Sections 2.1 and 2.3.

          "Investment" means any investment in any Person, whether by means of share purchase, capital contribution, loan, time deposit or otherwise.

          "Joint Venture" means any partnership, corporation or other entity, in which up to and including 50% of the partnership interests, outstanding voting stock or other equity interests is owned, directly or indirectly, by the Company and/or one or more subsidiaries.

          "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset.

          "Officer" means, with respect to the Company or the Guarantor, as the case may be, the chairman of the board of directors, the president or chief executive officer, any vice president, the chief financial officer, the treasurer or any assistant treasurer, or the secretary or any assistant secretary.

          "Officers' Certificate" means a certificate signed in the name of the Company or the Guarantor, as the case may be, (i) by the chairman of the board of directors, the president or chief executive officer or a vice president and
(ii) by the chief financial officer, the treasurer or any assistant treasurer, or the secretary or any assistant secretary, complying with Section 10.4 and delivered to the Trustee. Each such certificate shall comply with Section 314 of the Trust Indenture Act and include (except as otherwise expressly provided in this Indenture) the statements provided in Section 10.4.

          "Opinion of Counsel" means a written opinion signed by legal counsel, who may be an employee of or counsel to the Company or the Guarantor, as the case may be, satisfactory to the Trustee and complying with Section 10.4. Each such opinion shall comply with Section 314 of the Trust Indenture Act and include the statements provided in Section 10.4, if and to the extent required thereby.

          "original issue date" of any Security (or portion thereof) means the earlier of (a) the date of authentication of such Security or (b) the date of any Security (or portion thereof) for which such Security was issued (directly or indirectly) on registration of transfer, exchange or substitution.

          "Original Issue Discount Security" means any Security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 6.2.

          "Periodic Offering" means an offering of Securities of a series from time to time, the specific terms of which Securities, including, without limitation, the rate or rates of interest, if any, thereon, the stated maturity or maturities thereof and the redemption provisions, if any, with respect thereto, are to be determined by the Company or its agents upon the issuance of such Securities.

          "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's preferred or preference stock, whether now outstanding or issued after the date of the Indenture, including, without limitation, all series and classes of such preferred or preference stock.

          "Principal" of a Security means the principal amount of, and, unless the context indicates otherwise, includes any premium payable on, the Security.

          "Principal Property" means land, land improvements, buildings and associated equipment owned or leased pursuant to a capital lease and used by the Company or a Restricted Subsidiary primarily in the hotel business which exceeds 2% of Consolidated Net Tangible Assets, but shall not include any such property financed through the issuance of tax exempt governmental obligations (including, without limitation, industrial revenue bonds and similar financings).

          "Registered Global Security" means a Security evidencing all or a part of a series of Registered Securities, issued to the Depositary for such series in accordance with Section 2.2, and bearing the legend prescribed in Section 2.2.

          "Registered Security" means any Security registered on the Security Register (as defined in Section 2.5).

          "Responsible Officer" means, when used with respect to the Trustee, any senior trust officer, any vice president, any trust officer, any assistant trust officer, or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with the particular subject.

          "Restricted Subsidiary" means any Subsidiary organized and existing under the laws of the United States of America and the principal business of which is carried on within the United States of America which owns or is a lessee pursuant to a capital lease of any Principal Property other than:

          (i) each Subsidiary the major part of whose business consists of finance, banking, credit, leasing, insurance, financial services or other similar operations, or any combination thereof; and

          (ii) each Subsidiary formed or acquired after the date hereof for the purpose of acquiring the business or assets of another Person and which does not acquire all or any substantial part of the business or assets of the Company or any Restricted Subsidiary;

PROVIDED, HOWEVER, that any Subsidiary may be declared a Restricted Subsidiary by Board Resolution, effective as of the date such Board Resolution is adopted; PROVIDED further, that any such declaration may be rescinded by further Board Resolution, effective as of the date such further Board Resolution is adopted.

          "Securities" means any of the securities, as defined in the first paragraph of the recitals hereof, that are authenticated and delivered under this Indenture and, unless the context indicates otherwise, shall include any coupon appertaining thereto.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

          "Trustee" means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of
Article 7 and thereafter means such successor.

          "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb), as it may be amended from time to time.

          "UCC" means the Uniform Commercial Code, as in effect in each applicable jurisdiction.

          "United States Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended and as codified in Title 11 of the United States Code, as amended from time to time hereafter, or any successor federal bankruptcy law.

          "Unregistered Security" means any Security other than a Registered Security.

          "U.S. Government Obligations" means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; PROVIDED that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S.

Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

          "Voting Stock" means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

          "Yield to Maturity" means, as the context may require, the yield to maturity (i) on a series of Securities or (ii) if the Securities of a series are issuable from time to time, on a Security of such series, calculated at the time of issuance of such series in the case of clause (i) or at the time of issuance of such Security of such series in the case of clause (ii), or, if applicable, at the most recent redetermination of interest on such series or on such Security, and calculated in accordance with the constant interest method or such other accepted financial practice as is specified in the terms of such Security.

          SECTION 1.2 OTHER DEFINITIONS. Each of the following terms is defined in the section set forth opposite such term:

                 TERM                      SECTION
                 ----                      -------

          Authenticating Agent               2.2
          cash transaction                   7.3
          Dollars                            4.2
          Event of Default                   6.1
          Judgment Currency                 10.15
          mandatory sinking fund payment     3.5
          optional sinking fund payment      3.5
          Paying Agent                       2.5
          record date                        2.4
          Registrar                          2.5
          Required Currency                 10.15
          Security Register                  2.5
          self-liquidating paper             7.3
          sinking fund payment date          3.5
          tranche                           2.14

          SECTION 1.3 INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT. Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture. The following terms used in this Indenture that are defined by the Trust Indenture Act have the following meanings:

          "indenture securities" means the Securities;

          "indenture security holder" means a Holder or a Securityholder;

          "indenture to be qualified" means this Indenture;

          "indenture trustee" or "institutional trustee" means the Trustee; and

          "obligor" on the indenture securities means the Company or any other obligor on the Securities.

          All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by reference in the Trust Indenture Act to another statute or defined by a rule of the Commission and not otherwise defined herein have the meanings assigned to them therein.

          SECTION 1.4 RULES OF CONSTRUCTION. Unless the context otherwise requires:

          (i) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (ii) words in the singular include the plural, and words in the plural include the singular;

          (iii) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

          (iv) all references to Sections or Articles refer to Sections or Articles of this Indenture unless otherwise indicated; and

          (v) use of masculine, feminine or neuter pronouns should not be deemed a limitation, and the use of any such pronouns should be construed to include, where appropriate, the other pronouns.

                                    ARTICLE 2

                                 THE SECURITIES

          SECTION 2.1 FORM. The Securities of each series shall be substantially in such form or forms (not inconsistent with this Indenture) as shall be established by or pursuant to one or more Board Resolutions or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this

Indenture and may have imprinted or otherwise reproduced thereon such legend or legends or endorsements, not inconsistent with the provisions of this Indenture, as may be required to comply with any law, or with any rules of any securities exchange or usage, all as may be determined by the officers executing such Securities as evidenced by their execution of the Securities. Unless otherwise so established, Unregistered Securities shall have coupons attached.

          SECTION 2.2 EXECUTION AND AUTHENTICATION. Two Officers shall execute the Securities (other than coupons) for the Company by facsimile or manual signature in the name and on behalf of the Company. Two Officers shall execute the Guarantees for the Guarantor by facsimile or manual signature in the name and on behalf of the Guarantor. The seal of the Company, if any, shall be reproduced on the Securities. If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.

          The Trustee, at the expense of the Company, may appoint an authenticating agent (the "AUTHENTICATING AGENT") to authenticate Securities (other than coupons). The Authenticating Agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent.

          A Security (other than coupons) shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

          At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series having attached thereto appropriate coupons, if any, executed by the Company and the Guarantor to the Trustee for authentication together with the applicable documents referred to below in this Section, and the Trustee shall thereupon authenticate and deliver such Securities to or upon the written order of the Company. In authenticating any Securities of a series, the Trustee shall be entitled to receive prior to the first authentication of any Securities of such series, and (subject to Article 7) shall be fully protected in relying upon, unless and until such documents have been superseded or revoked:

          (1) any Board Resolution and/or executed supplemental indenture referred to in Sections 2.1 and 2.3 by or pursuant to which the forms and terms of the Securities of that series were established;

          (2) an Officers' Certificate setting forth the form or forms and terms of the Securities, stating that the form or forms and terms of the Securities of such series have been, or will be when established in accordance with such procedures as shall be referred to therein, established in compliance with this Indenture; and

          (3) at the option of the Company, either an Opinion of Counsel, or a letter addressed to the Trustee permitting it to rely on an Opinion of Counsel, substantially to the effect that the Securities have been duly authorized and, if executed and authenticated in accordance with the provisions of the Indenture and delivered to and duly paid for by the purchasers thereof on the date of such opinion, would be entitled to the benefits of the Indenture and would be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting creditors' rights generally, general principles of equity, and such other matters as shall be specified therein.

          If the Company shall establish pursuant to Section 2.3 that the Securities of a series or a portion thereof are to be issued in the form of one or more Registered Global Securities, then the Company and the Guarantor shall execute and the Trustee shall authenticate and deliver one or more Registered Global Securities that (i) shall represent and shall be denominated in an amount equal to the aggregate principal amount of all of the Securities of such series issued in such form and not yet canceled, (ii) shall be registered in the name of the Depositary for such Registered Global Security or Securities or the nominee of such Depositary, (iii) shall be delivered by the Trustee to such Depositary or its custodian or pursuant to such Depositary's instructions and
(iv) shall bear a legend substantially to the following effect: "Unless and until it is exchanged in whole or in part for Securities in definitive registered form, this Security may not be transferred except as a whole by the Depositary to the nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary."

          SECTION 2.3 AMOUNT UNLIMITED; ISSUABLE IN SERIES. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

          The Securities may be issued in one or more series and each such series shall rank equally and pari passu with all other unsecured and unsubordinated debt of the Company. There shall be established in or pursuant to Board Resolution or one or more indentures supplemental hereto, prior to the initial issuance of Securities of any series, subject to the last sentence of this Section 2.3,

          (1) the designation of the Securities of the series, which shall distinguish the Securities of the series from the Securities of all other series;

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

          (2) any limit upon the aggregate principal amount of the Securities of the series that may be authenticated and delivered under this Indenture and any limitation on the ability of the Company to increase such aggregate principal amount after the initial issuance of the Securities of that series (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, or upon redemption of, other Securities of the series pursuant hereto);

          (3) the date or dates on which the principal of the Securities of the series is payable (which date or dates may be fixed or extendible);

          (4) the rate or rates (which may be fixed or variable) per annum at which the Securities of the series shall bear interest, if any, the date or dates from which such interest shall accrue, on which such interest shall be payable and (in the case of Registered Securities) on which a record shall be taken for the determination of Holders to whom interest is payable and/or the method by which such rate or rates or date or dates shall be determined;

          (5) if other than as provided in Section 4.2, the place or places where the principal of and any interest on Securities of the series shall be payable, any Registered Securities of the series may be surrendered for exchange, notices, demands to or upon the Company in respect of the Securities of the series and this Indenture may be served and notice to Holders may be published;

          (6) the right, if any, of the Company to redeem Securities of the series, in whole or in part, at its option and the period or periods within which, the price or prices at which and any terms and conditions upon which Securities of the series may be so redeemed, pursuant to any sinking fund or otherwise;

          (7) the obligation, if any, of the Company to redeem, purchase or repay Securities of the series pursuant to any mandatory redemption, sinking fund or analogous provisions or at the option of a Holder thereof and the price or prices at which and the period or periods within which and any of the terms and conditions upon which Securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

          (8) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which Securities of the series shall be issuable;

          (9) if other than the principal amount thereof, the portion of the principal amount of Securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

          (10) if other than the coin or currency in which the Securities of the series are denominated, the coin or currency in which payment of the principal of or interest on the Securities of the series shall be payable or if the amount of payments of principal of and/or interest on the Securities of the series may be determined with reference to an index based on a coin or currency other than that in which the Securities of the series are denominated, the manner in which such amounts shall be determined;

          (11) if other than the currency of the United States of America, the currency or currencies, including composite currencies, in which payment of the Principal of and interest on the Securities of the series shall be payable, and the manner in which any such currencies shall be valued against other currencies in which any other Securities shall be payable;

          (12) whether the Securities of the series or any portion thereof will be issuable as Registered Securities (and if so, whether such Securities will be issuable as Registered Global Securities) or Unregistered Securities (with or without coupons), or any combination of the foregoing, any restrictions applicable to the offer, sale or delivery of Unregistered Securities or the payment of interest thereon and, if other than as provided herein, the terms upon which Unregistered Securities of any series may be exchanged for Registered Securities of such series and vice versa;

          (13) whether and under what circumstances the Company will pay additional amounts on the Securities of the series held by a person who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Company will have the option to redeem such Securities rather than pay such additional amounts;

          (14) if the Securities of the series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and terms of such certificates, documents or conditions;

          (15) any trustees, depositaries, authenticating or paying agents, transfer agents or the registrar or any other agents with respect to the Securities of the series;

          (16) provisions, if any, for the defeasance of the Securities of the series (including provisions permitting defeasance of less than all Securities of the series), which provisions may be in addition to, in substitution for, or in modification of (or any combination of the foregoing) the provisions of Article 8;

          (17) if the Securities of the series are issuable in whole or in part as one or more Registered Global Securities, the identity of the Depositary for such Registered Global Security or Securities (which Depositary shall, at the time of its designation as Depositary and at all times while it serves as Depositary, be a clearing agency registered under the Exchange Act and any other applicable statute or regulation);

          (18)  any other events of default or covenants    with respect to the
     Securities of the series; and

          (19) the subordination provisions, if any, relating to such Securities or the Guarantee;

          (20) with respect to any series of senior secured Securities, the type, amount and other terms of, and provisions relating to, the collateral to be provided as security, and any deletions, additions or modifications to this Indenture to permit the issuance of senior secured Securities or the administration thereof; and

          (21) any other terms of the Securities of the series (which terms shall not be inconsistent with the provisions of this Indenture).

          All Securities of any one series and coupons, if any, appertaining thereto shall be substantially identical, except in the case of Registered Securities as to date and denomination, except in the case of any Periodic Offering and except as may otherwise be provided by or pursuant to the Board Resolution referred to above or as set forth in any such indenture supplemental hereto. All Securities of any one series need not be issued at the same time and may be issued from time to time, consistent with the terms of this Indenture, if so provided by or pursuant to such Board Resolution or in any such indenture supplemental hereto and any forms and terms of Securities to be issued from time to time may be completed and established from time to time prior to the issuance thereof by procedures described in such Board Resolution or supplemental indenture.

          SECTION 2.4 DENOMINATION AND DATE OF SECURITIES; PAYMENTS OF INTEREST. The Securities of each series shall be issuable as Registered Securities or Unregistered Securities in denominations established as contemplated by Section 2.3 or, if not so established with respect to Securities of any series, in denominations of $1,000 and any integral multiple thereof.
The Securities of each series shall be numbered, lettered or otherwise distinguished in such manner or in accordance with such plan as the Officers of the Company executing the same may determine, as evidenced by their execution thereof.

          Each Security shall be dated the date of its authentication. The Securities of each series shall bear interest, if any, from the date, and such interest and shall be payable on the dates, established as contemplated by
Section 2.3.

          The person in whose name any Registered Security of any series is registered at the close of business on any record date applicable to a particular series with respect to any interest payment date for such series shall be entitled to receive the interest, if any, payable on such interest payment date notwithstanding any transfer or exchange of such Registered Security subsequent to the record date and prior to such interest payment date, except if and to the extent the Company shall default in the payment of the interest due on such interest payment date for such series, in which case the provisions of Section 2.13 shall apply. The term "RECORD DATE" as used with respect to any interest payment date (except a date for payment of defaulted interest) for the Securities of any series shall mean the date specified as such in the terms of the Registered Securities of such series established as contemplated by Section 2.3, or, if no such date is so established, the fifteenth day next preceding such interest payment date, whether or not such record date is a Business Day.

          SECTION 2.5 REGISTRAR AND PAYING AGENT; AGENTS GENERALLY. The Company shall maintain an office or agency where Securities may be presented for registration, registration of transfer or for exchange (the "REGISTRAR") and an office or agency where Securities may be presented for payment (the "PAYING AGENT"). The Company shall cause the Registrar to keep a register of the Registered Securities and of their registration, transfer and exchange (the "SECURITY REGISTER"). The Company may have one or more additional Paying Agents or transfer agents with respect to any series.

          The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture and the Trust Indenture Act that relate to such Agent. The Company shall give prompt written notice to the Trustee of the name and address of any Agent and any change in the name or address of an Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such. The Company may remove any Agent upon written notice to such Agent and the Trustee; PROVIDED that no such removal shall become effective until (i) the acceptance of an appointment by a successor Agent to such Agent as evidenced by an appropriate agency agreement entered into by the Company and such successor Agent and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as such Agent until the appointment of a successor Agent in accordance with clause (i) of this proviso. The Company or any affiliate of the Company may act as Paying Agent or Registrar; PROVIDED that neither the Company nor an affiliate of the Company shall act as Paying Agent in connection with the defeasance of the Securities or the discharge of this Indenture under Article 8.

          The Company initially appoints the Trustee as Registrar, Paying Agent and Authenticating Agent. If, at any time, the Trustee is not the Registrar, the Registrar shall make available to the Trustee ten days prior to each interest payment date and at such other times as the Trustee may reasonably request the names and addresses of the Holders as they appear in the Security Register.

          SECTION 2.6 PAYING AGENT TO HOLD MONEY IN TRUST. Not later than 10:00 a.m. New York City time on each due date of any Principal or interest on any Securities, the Company shall deposit with the Paying Agent money in immediately available funds sufficient to pay such Principal or interest. The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of the Holders of such Securities or the Trustee all money held by the Paying Agent for the payment of Principal of and interest on such Securities and shall promptly notify the Trustee of any default by the Company in making any such payment.
The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent shall have no further liability for the money so paid over to the Trustee. If the Company or any affiliate of the Company acts as Paying Agent, it will, on or before each due date of any Principal of or interest on any Securities, segregate and hold in a separate trust fund for the benefit of the Holders thereof a sum of money sufficient to pay such Principal or interest so becoming due until such sum of money shall be paid to such Holders or otherwise disposed of as provided in this Indenture, and will promptly notify the Trustee in writing of its action or failure to act as required by this Section.

          SECTION 2.7 TRANSFER AND EXCHANGE. Unregistered Securities (except for any temporary global Unregistered Securities) and coupons (except for coupons attached to any temporary global Unregistered Securities) shall be transferable by delivery.

          At the option of the Holder thereof, Registered Securities of any series (other than a Registered Global Security, except as set forth below) may be exchanged for a Registered Security or Registered Securities of such series and tenor having authorized denominations and an equal aggregate principal amount, upon surrender of such Registered Securities to be exchanged at the agency of the Company that shall be maintained for such purpose in accordance with Section 2.5 and upon payment, if the Company shall so require, of the charges hereinafter provided. If the Securities of any series are issued in both registered and unregistered form, except as otherwise established pursuant to Section 2.3, at the option of the Holder thereof, Unregistered Securities of any series may be exchanged for Registered Securities of such series and tenor having authorized denominations and an equal aggregate principal amount, upon surrender of such Unregistered Securities to be exchanged at the agency of the Company that shall be maintained for such purpose in accordance with Section 4.2, with, in the case of Unregistered Securities that have coupons attached, all unmatured coupons and all matured coupons in default thereto appertaining, and upon payment, if the Company shall so require, of the charges hereinafter provided. At the option of the Holder thereof, if Unregistered Securities of any series, maturity date, interest rate and original issue date are issued in more than one authorized denomination, except as otherwise established pursuant to Section 2.3, such Unregistered Securities may be exchanged for Unregistered Securities of such series and tenor having authorized denominations and an equal aggregate principal amount, upon surrender of such Unregistered Securities to be exchanged at the agency of the Company that shall be maintained for such purpose in accordance with Section 4.2, with, in the case of Unregistered Securities that have coupons attached, all unmatured coupons and all matured coupons in default thereto appertaining, and upon payment, if the Company shall so require, of the charges hereinafter provided. Registered Securities of any series may not be exchanged for Unregistered Securities of such series. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

          All Registered Securities presented for registration of transfer, exchange, redemption or payment shall be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Trustee duly executed by, the holder or his attorney duly authorized in writing.

          The Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of Securities. No service charge shall be made for any such transaction.

          Notwithstanding any other provision of this Section 2.7, unless and until it is exchanged in whole or in part for Securities in definitive registered form, a Registered Global Security representing all or a portion of the Securities of a series may not be transferred except as a whole by the Depositary for such series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary.

          If at any time the Depositary for any Registered Global Securities of any series notifies the Company that it is unwilling or unable to continue as Depositary for such Registered Global Securities or if at any time the Depositary for such Registered Global Securities shall no longer be eligible under applicable law, the Company shall appoint a successor Depositary eligible under applicable law with respect to such Registered Global Securities. If a successor Depositary eligible under applicable law for such Registered Global Securities is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company will execute, and the Trustee, upon receipt of the Company's order for the authentication and delivery of definitive Registered Securities of such series and tenor, will authenticate and deliver Registered Securities of such series and tenor, in any authorized denominations, in an aggregate principal amount equal to the principal amount of such Registered Global Securities, in exchange for such Registered Global Securities.


          The Company may at any time and in its sole discretion determine that any Registered Global Securities of any series shall no longer be maintained in global form. In such event the Company and the Guarantor will execute, and the Trustee, upon receipt of the Company's order for the authentication and delivery of definitive Registered Securities of such series and tenor, will authenticate and deliver, Registered Securities of such series and tenor in any authorized denominations, in an aggregate principal amount equal to the principal amount of such Registered Global Securities, in exchange for such Registered Global Securities.

          Any time the Registered Securities of any series are not in the form of Registered Global Securities pursuant to the preceding two paragraphs, the Company agrees to supply the Trustee with a reasonable supply of certificated Registered Securities without the legend required by Section 2.2 and the Trustee agrees to hold such Registered Securities in safekeeping until authenticated and delivered pursuant to the terms of this Indenture.

          If established by the Company pursuant to Section 2.3 with respect to any Registered Global Security, the Depositary for such Registered Global Security may surrender such Registered Global Security in exchange in whole or in part for Registered Securities of the same series and tenor in definitive registered form on such terms as are acceptable to the Company and such Depositary. Thereupon, the Company shall execute, and the Trustee shall authenticate and deliver, without service charge,

          (i) to the Person specified by such Depositary new Registered Securities of the same series and tenor, of any authorized denominations as requested by such Person, in an aggregate principal amount equal to and in exchange for such Person's beneficial interest in the Registered Global Security; and

          (ii) to such Depositary a new Registered Global Security in a denomination equal to the difference, if any, between the principal amount of the surrendered Registered Global Security and the aggregate principal amount of Registered Securities authenticated and delivered pursuant to clause (i) above.

          Registered Securities issued in exchange for a Registered Global Security pursuant to this Section 2.7 shall be registered in such names and in such authorized denominations as the Depositary for such Registered Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee or an agent of the Company or the Trustee. The Trustee or such agent shall deliver such Securities to or as directed by the Persons in whose names such Securities are so registered.

          All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

          Notwithstanding anything herein or in the forms or terms of any Securities to the contrary, none of the Company, the Guarantor, the Trustee or any agent of the Company, the Guarantor or the Trustee shall be required to exchange any Unregistered Security for a Registered Security if such exchange would result in adverse Federal income tax consequences to the Company or the Guarantor (such as, for example, the inability of the Company or the Guarantor to deduct from its income, as computed for Federal income tax purposes, the interest payable on the Unregistered Securities) under then applicable United States Federal income tax laws. The Trustee and any such agent shall be entitled to rely on an Officers' Certificate or an Opinion of Counsel in determining such result.

          Neither the Registrar nor the Company shall be required (i) to issue, authenticate, register the transfer of or exchange Securities of any series for a period of 15 days before a selection of such Securities to be redeemed or (ii) to register the transfer of or exchange any Security selected for redemption in whole or in part.

          SECTION 2.8 REPLACEMENT SECURITIES. If a defaced or mutilated Security of any series is surrendered to the Trustee or if a Holder claims that its Security of any series has been lost, destroyed or wrongfully taken, the Company and the Guarantor shall, subject to the further provisions of this
Section 2.8, issue and the Trustee shall authenticate a replacement Security of such series and tenor and principal amount bearing a number not
contemporaneously outstanding.    The Company may charge such Holder for any tax
or other governmental charge that may be imposed as a result of or in connection with replacing a Security and for its expenses and the expenses of the Trustee (including without limitation attorneys' fees and expenses) in replacing a Security. In case any such mutilated, defaced, lost, destroyed or wrongfully taken Security has become or is about to become due and payable, the Company in its discretion may pay such Security instead of issuing a new Security in replacement thereof. If required by the Trustee or the Company, (i) an indemnity bond must be furnished that is sufficient in the judgment of both the Trustee and the Company to protect the Company, the Trustee and any Agent from any loss that any of them may suffer if a Security is replaced or paid as provided in this Section
2.8 and (ii) in the case of a lost, destroyed or wrongfully taken Security, evidence must be furnished to the satisfaction of both the Trustee and the Company of the loss, destruction or wrongful taking of such Security. Notwithstanding the foregoing, the Company and the Trustee shall have no obligation to replace or pay a Security pursuant to this Section 2.8 if either the Company or the Trustee has notice that such Security has been acquired by a bona fide purchaser.

          Every replacement Security is an additional obligation of the Company and shall be entitled to the benefits of this Indenture.

          To the extent permitted by law, the foregoing provisions of this Section are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Securities.

          SECTION 2.9 OUTSTANDING SECURITIES. Securities outstanding at any time are all Securities that have been authenticated and delivered by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding.

          If a Security is replaced pursuant to Section 2.8, it ceases to be outstanding unless and until the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a holder in due course.

          If the Paying Agent (other than the Company or an affiliate of the Company) holds on the maturity date or any redemption date or date for repurchase of the Securities money sufficient to pay Securities payable or to be redeemed or repurchased on that date, then on and after that date such Securities cease to be outstanding and interest on them shall cease to accrue.

          A Security does not cease to be outstanding because the Company or one of its affiliates holds such Security, PROVIDED, HOWEVER, that, in determining whether the Holders of the requisite principal amount of the outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any affiliate of the Company shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities as to which a Responsible Officer of the Trustee has received written notice to be so owned shall be so disregarded. Any Securities so owned which are pledged by the Company, or by any affiliate of the Company, as security for loans or other obligations, otherwise than to another such affiliate of the Company, shall be deemed to be outstanding, if the pledgee is entitled pursuant to the terms of its pledge agreement and is free to exercise in its or his discretion the right to vote such securities, uncontrolled by the Company or by any such affiliate.

          SECTION 2.10 TEMPORARY SECURITIES. Until definitive Securities of any series are ready for delivery, the Company and the Guarantor may prepare and the Trustee shall authenticate temporary Securities of such series. Temporary Securities of any series shall be substantially in the form of definitive Securities of such series but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officers executing the temporary Securities, as evidenced by their execution of such temporary Securities. If temporary Securities of any series are issued, the Company will cause definitive Securities of such series to be prepared without unreasonable delay. After the preparation of definitive Securities of any series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series and tenor upon surrender of such temporary Securities at the office or agency of the Company designated for such purpose pursuant to
Section 4.2, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of such series and tenor and authorized denominations. Until so exchanged, the temporary Securities of any series shall be entitled to the same benefits under this Indenture as definitive Securities of such series.

          SECTION 2.11 CANCELLATION. The Company at any time may deliver to the Trustee for cancellation any Securities previously authenticated and
delivered   hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold. The Registrar, any transfer agent and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee shall cancel and destroy all Securities surrendered for transfer, exchange, payment or cancellation and shall deliver a certificate of destruction to the Company. The Company may not issue new Securities to replace Securities it has paid in full or delivered to the Trustee for cancellation.

          SECTION 2.12 CUSIP NUMBERS. The Company in issuing the Securities may use "CUSIP" and "CINS" numbers (if then generally in use), and the Trustee shall use CUSIP numbers or CINS numbers, as the case may be, in notices of redemption or exchange as a convenience to Holders and no representation shall be made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption or exchange.

          SECTION  2.13  DEFAULTED INTEREST.   If the   Company defaults in a
payment of interest on the Securities, it shall pay, or shall deposit with the Paying Agent money in immediately available funds sufficient to pay, the defaulted interest plus (to the extent lawful) any interest payable on the defaulted interest (as may be specified in the terms thereof, established pursuant to Section 2.3) to the Persons who are Holders on a subsequent special record date, which shall mean the 15th day next preceding the date fixed by the Company for the payment of defaulted interest, whether or not such day is a Business Day. At least 15 days before such special record date, the Company shall mail to each Holder and to the Trustee a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

          SECTION 2.14 SERIES MAY INCLUDE TRANCHES. A series of Securities may include one or more tranches (each a "TRANCHE") of Securities, including Securities issued in a Periodic Offering. The Securities of different tranches may have one or more different terms, including authentication dates and public offering prices, but all the Securities within each such tranche shall have identical terms, including authentication date and public offering price. Notwithstanding any other provision of this Indenture, with respect to Sections
2.2 (other than the fourth paragraph thereof) through 2.4, 2.7, 2.8, 2.10, 3.1 through 3.5, 4.2, 6.1 through 6.14, 8.1 through 8.5 and 9.2, if any series of Securities includes more than one tranche, all provisions of such sections applicable to any series of Securities shall be deemed equally applicable to each tranche of any series of Securities in the same manner as though originally designated a series unless otherwise provided with respect to such series or tranche pursuant to Section 2.3. In particular, and without limiting the scope of the next preceding sentence, any of the provisions of such sections which provide for or permit action to be taken with respect to a series of Securities shall also be deemed to provide for and permit such action to be taken instead only with respect to Securities of one or more tranches within that series (and such provisions shall be deemed satisfied thereby), even if no comparable action is taken with respect to Securities in the remaining tranches of that series.

                                    ARTICLE 3

                                   REDEMPTION

          SECTION 3.1 APPLICABILITY OF ARTICLE. The provisions of this Article shall be applicable to the Securities of any series which are redeemable before their maturity or to any sinking fund for the retirement of Securities of a series except as otherwise specified as contemplated by Section 2.3 for Securities of such series.

          SECTION 3.2 NOTICE OF REDEMPTION; PARTIAL REDEMPTIONS. Notice of redemption to the Holders of Registered Securities of any series to be redeemed as a whole or in part at the option of the Company shall be given by mailing notice of such redemption by first class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption to such Holders of Registered Securities of such series at their last addresses as they shall appear upon the Securities Register. Notice of redemption to the Holders of Unregistered Securities of any series to be redeemed as a whole or in part who have filed their names and addresses with the Trustee pursuant to Section 313(c)(2) of the Trust Indenture Act, shall be given by mailing notice of such redemption, by first class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption, to such Holders at such addresses as were so furnished to the Trustee (and, in the case of any such notice given by the Company, the Trustee shall make such information available to the Company for such purpose). Notice of redemption to all other Holders of Unregistered Securities of any series to be redeemed as a whole or in part shall be published in an Authorized Newspaper in The City of New York or with respect to any Security the interest on which is based on the offered quotations in the interbank Eurodollar market for dollar deposits in an Authorized Newspaper in London, in each case, once in each of three successive calendar weeks, the first publication to be not less than 30 days nor more than 60 days prior to the date fixed for redemption. Any notice which is mailed or published in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice. Failure to give notice by mail, or any defect in the notice to the Holder of any Security of a series designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security of such series.

          The notice of redemption to each such Holder shall specify (i) the principal amount of each Security of such series held by such Holder to be redeemed, (ii) the CUSIP numbers of the Securities to be redeemed, (iii) the date fixed for redemption, (iv) the redemption price, (v) the place or places of payment, (vi) that payment will be made upon presentation and surrender of such Securities and, in the case of Securities with coupons attached thereto, of all coupons appertaining thereto maturing after the date fixed for redemption, (vii) that such redemption is pursuant to the mandatory or optional sinking fund, or both, if such be the case, (viii) that interest accrued to the date fixed for redemption will be paid as specified in such notice and that on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue. In case any Security of a series is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Security, a new Security or Securities of such series and tenor in principal amount equal to the unredeemed portion thereof will be issued.

          The notice of redemption of Securities of any series to be redeemed at the option of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

          Not later than 10:00 a.m. New York City time on the redemption date specified in the notice of redemption given as provided in this Section, the Company will deposit with the Trustee or with one or more Paying Agents (or, if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 2.6) an amount of money in immediately available funds sufficient to redeem on the redemption date all the Securities of such series so called for redemption at the appropriate redemption price, together with accrued interest to the date fixed for redemption. If less than all the outstanding Securities of a series are to be redeemed, the Company will deliver to the Trustee at least 15 days prior to the last date on which notice of redemption may be given to Holders pursuant to the first paragraph of this Section 3.2 (or such shorter period as shall be acceptable to the Trustee) an Officers' Certificate (which need not contain the statements required by Section 10.4) stating the aggregate principal amount of such Securities to be redeemed. In case of a redemption at the election of the Company prior to the expiration of any restriction on such redemption, the Company shall deliver to the Trustee, prior to the giving of any notice of redemption to Holders pursuant to this Section, an Officers' Certificate stating that such redemption is not prohibited by such restriction.

          If less than all the Securities of a series are to be redeemed, the Trustee shall select, pro rata, by lot or in such manner as it shall deem appropriate and fair, Securities of such series to be redeemed in whole or in part. Securities may be redeemed in part in multiples equal to the minimum authorized denomination for Securities of such series or any multiple thereof. The Trustee shall promptly notify the Company in writing of the Securities of such series selected for redemption and, in the case of any Securities of such series selected for partial redemption, the principal amount thereof to be redeemed. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

          SECTION 3.3 PAYMENT OF SECURITIES CALLED FOR REDEMPTION. If notice of redemption has been given as above provided, the Securities or portions of Securities specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption, and on and after such date (unless the Company shall default in the payment of such Securities at the redemption price, together with interest accrued to such date) interest on the Securities or portions of Securities so called for redemption shall cease to accrue, and the unmatured coupons, if any, appertaining thereto shall be void and, except as provided in Sections 7.11 and 8.4, such Securities shall cease from and after the date fixed for redemption to be entitled to any benefit under this Indenture, and the Holders thereof shall have no right in respect of such Securities except the right to receive the redemption price thereof and unpaid interest to the date fixed for redemption. On presentation and surrender of such Securities at a place of payment specified in said notice, together with all coupons, if any, appertaining thereto maturing after the date fixed for redemption, said Securities or the specified portions thereof shall be paid and redeemed by the Company at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption; PROVIDED that payment of interest becoming due on or prior to the date fixed for redemption shall be payable in the case of Securities with coupons attached thereto, to the Holders of the coupons for such interest upon surrender thereof, and in the case of Registered Securities, to the Holders of such Registered Securities registered as such on the relevant record date subject to the terms and provisions of Sections 2.4 and 2.13 hereof.


          If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid or duly provided for, bear interest from the date fixed for redemption at the rate of interest or Yield to Maturity (in the case of an Original Issue Discount Security) borne by such Security.

           If any Security with coupons attached thereto is surrendered for redemption and is not accompanied by all appurtenant coupons maturing after the date fixed for redemption, the surrender of such missing coupon or coupons may be waived by the Company and the Trustee, if there be furnished to each of them such security or indemnity as they may require to save each of them harmless.

          Upon presentation of any Security of any series redeemed in part only, the Company and the Guarantor shall execute and the Trustee shall authenticate and deliver to or on the order of the Holder thereof, at the expense of the Company, a new Security or Securities of such series and tenor (with any unmatured coupons attached), of authorized denominations, in principal amount equal to the unredeemed portion of the Security so presented.

          SECTION 3.4 EXCLUSION OF CERTAIN SECURITIES FROM ELIGIBILITY FOR SELECTION FOR REDEMPTION. Securities shall be excluded from eligibility for selection for redemption if they are identified by registration and certificate number in a written statement signed by an authorized officer of the Company and delivered to the Trustee at least 40 days prior to the last date on which notice of redemption may be given as being owned of record and beneficially by, and not pledged or hypothecated by either (a) the Company or (b) an entity specifically identified in such written statement as directly or indirectly controlling or controlled by or under direct or indirect common control with the Company.

          SECTION 3.5 MANDATORY AND OPTIONAL SINKING FUNDS. The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a "MANDATORY SINKING FUND PAYMENT", and any payment in excess of such minimum amount provided for by the terms of the Securities of any series is herein referred to as an "OPTIONAL SINKING FUND PAYMENT". The date on which a sinking fund payment is to be made is herein referred to as the "SINKING FUND PAYMENT DATE".

          In lieu of making all or any part of any mandatory sinking fund payment with respect to any series of Securities in cash, the Company may at its option (a) deliver to the Trustee Securities of such series theretofore purchased or otherwise acquired (except through a mandatory sinking fund payment) by the Company or receive credit for Securities of such series (not previously so credited) theretofore purchased or otherwise acquired (except as aforesaid) by the Company and delivered to the Trustee for cancellation pursuant to Section 2.11, (b) receive credit for optional sinking fund payments (not previously so credited) made pursuant to this Section, or (c) receive credit for Securities of such series (not previously so credited) redeemed by the Company through any optional sinking fund payment. Securities so delivered or credited shall be received or credited by the Trustee at the sinking fund redemption price specified in such Securities.

          On or before the sixtieth day next preceding each sinking fund payment date for any series, or such shorter period as shall be acceptable to the Trustee, the Company will deliver to the Trustee an Officers' Certificate (a) specifying the portion of the mandatory sinking fund payment to be satisfied by payment of cash and the portion to be satisfied by credit of specified Securities of such series and the basis for such credit, (b) stating that none of the specified Securities of such series has theretofore been so credited, (c) stating that no defaults in the payment of interest or Events of Default with respect to such series have occurred (which have not been waived or cured) and are continuing and (d) stating whether or not the Company intends to exercise its right to make an optional sinking fund payment with respect to such series and, if so, specifying the amount of such optional sinking fund payment which the Company intends to pay on or before the next succeeding sinking fund payment date. Any Securities of such series to be credited and required to be delivered to the Trustee in order for the Company to be entitled to credit therefor as aforesaid which have not theretofore been delivered to the Trustee shall be delivered for cancellation pursuant to Section 2.11 to the Trustee with such Officers' Certificate (or reasonably promptly thereafter if acceptable to the Trustee). Such Officers' Certificate shall be irrevocable and upon its receipt by the Trustee the Company shall become unconditionally obligated to make all the cash payments or delivery of securities therein referred to, if any, on or before the next succeeding sinking fund payment date. Failure of the Company, on or before any such sixtieth day, to deliver such Officer's Certificate and Securities specified in this paragraph, if any, shall not constitute a default but shall constitute, on and as of such date, the irrevocable election of the Company (i) that the mandatory sinking fund payment for such series due on the next succeeding sinking fund payment date shall be paid entirely in cash without the option to deliver or credit Securities of such series in respect thereof and
(ii) that the Company will make no optional sinking fund payment with respect to such series as provided in this Section.

          If the sinking fund payment or payments (mandatory or optional or both) to be made in cash on the next succeeding sinking fund payment date plus any unused balance of any preceding sinking fund payments made in cash shall exceed $50,000 (or a lesser sum if the Company shall so request with respect to the Securities of any series), such cash shall be applied on the next succeeding sinking fund payment date to the redemption of Securities of such series at the sinking fund redemption price thereof together with accrued interest thereon to the date fixed for redemption. If such amount shall be $50,000 (or such lesser sum) or less and the Company makes no such request then it shall be carried over until a sum in excess of $50,000 (or such lesser sum) is available. The Trustee shall select, in the manner provided in Section 3.2, for redemption on such sinking fund payment date a sufficient principal amount of Securities of such series to absorb said cash, as nearly as may be, and shall inform the Company of the serial numbers of the Securities of such series (or portions thereof) so selected. Securities shall be excluded from eligibility for redemption under this Section if they are identified by registration and certificate number in an Officers' Certificate delivered to the Trustee at least 60 days prior to the sinking fund payment date as being owned of record and beneficially by, and not pledged or hypothecated by either (a) the Company or (b) an entity specifically identified in such Officers' Certificate as directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. The Trustee, in the name and at the expense of the Company (or the Company, if it shall so request the Trustee in writing) shall cause notice of redemption of the Securities of such series to be given in substantially the manner provided in Section 3.2 (and with the effect provided in Section 3.3) for the redemption of Securities of such series in part at the option of the Company. The amount of any sinking fund payments not so applied or allocated to the redemption of Securities of such series shall be added to the next cash sinking fund payment for such series and, together with such payment, shall be applied in accordance with the provisions of this Section. Any and all sinking fund moneys held on the stated maturity date of the Securities of any particular series (or earlier, if such maturity is accelerated), which are not held for the payment or redemption of particular Securities of such series shall be applied, together with other moneys, if necessary, sufficient for the purpose, to the payment of the Principal of, and interest on, the Securities of such series at maturity.

          Not later than 10:00 a.m. New York City time on each sinking fund payment date, the Company shall pay to the Trustee in cash or shall otherwise provide for the payment of all interest accrued to the date fixed for redemption on Securities to be redeemed on the next following sinking fund payment date.

          The Trustee shall not redeem or cause to be redeemed any Securities of a series with sinking fund moneys or mail any notice of redemption of Securities of such series by operation of the sinking fund during the continuance of a Default in payment of interest on such Securities or of any Event of Default except that, where the mailing of notice of redemption of any Securities shall theretofore have been made, the Trustee shall redeem or cause to be redeemed such Securities, provided that it shall have received from the Company a sum sufficient for such redemption. Except as aforesaid, any moneys in the sinking fund for such series at the time when any such Default or Event of Default shall occur, and any moneys thereafter paid into the sinking fund, shall, during the continuance of such Default or Event of Default, be deemed to have been collected under Article 6 and held for the payment of all such Securities. In case such Event of Default shall have been waived as provided in Section 6.4 or the Default cured on or before the sixtieth day preceding the sinking fund payment date in any year, such moneys shall thereafter be applied on the next succeeding sinking fund payment date in accordance with this Section to the redemption of such Securities.

                                    ARTICLE 4

                                    COVENANTS

          SECTION 4.1 PAYMENT OF SECURITIES. The Company shall pay the Principal of and interest on the Securities on the dates and in the manner provided in the Securities and this Indenture. The interest on Securities with coupons attached (together with any additional amounts payable pursuant to the terms of such Securities) shall be payable only upon presentation and surrender of the several coupons for such interest installments as are evidenced thereby as they severally mature. The interest on any temporary Unregistered Securities (together with any additional amounts payable pursuant to the terms of such Securities) shall be paid, as to the installments of interest evidenced by coupons attached thereto, if any, only upon presentation and surrender thereof, and, as to the other installments of interest, if any, only upon presentation of such Unregistered Securities for notation thereon of the payment of such interest. The interest on Registered Securities (together with any additional amounts payable pursuant to the terms of such Securities) shall be payable only to the Holders thereof and at the option of the Company may be paid by mailing checks for such interest payable to or upon the written order of such Holders at their last addresses as they appear on the Security Register of the Company.

          Notwithstanding any provisions of this Indenture and the Securities of any series to the contrary, if the Company and a Holder of any Registered Security so agree, payments of interest on, and any portion of the Principal of, such Holder's Registered Security (other than interest payable at maturity or on any redemption or repayment date or the final payment of Principal on such Security) shall be made by the Paying Agent, upon receipt from the Company of immediately available funds by 11:00 A.M., New York City time (or such other time as may be agreed to between the Company and the Paying Agent), directly to the Holder of such Security (by Federal funds wire transfer or otherwise) if the Holder has delivered written instructions to the Trustee 15 days prior to such payment date requesting that such payment will be so made and designating the bank account to which such payments shall be so made and in the case of payments of Principal surrenders the same to the Trustee in exchange for a Security or Securities aggregating the same principal amount as the unredeemed principal amount of the Securities surrendered. The Trustee shall be entitled to rely on the last instruction delivered by the Holder pursuant to this Section
4.1 unless a new instruction is delivered 15 days prior to a payment date. The Company will indemnify and hold each of the Trustee and any Paying Agent harmless against any loss, liability or expense (including attorneys' fees) resulting from any act or omission to act on the part of the Company or any such Holder in connection with any such agreement or from making any payment in accordance with any such agreement.

          The Company shall pay interest on overdue Principal, and interest on overdue installments of interest, to the extent lawful, at the rate per annum specified in the Securities.

          SECTION 4.2 MAINTENANCE OF OFFICE OR AGENCY. The Company will maintain an office or agency where Securities may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company hereby initially designates the Corporate Trust Office of the Trustee as such office or agency of the Company. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 10.2.

          The Company will maintain one or more agencies in a city or cities located outside the United States (including any city in which such an agency is required to be maintained under the rules of any stock exchange on which the Securities of any series are listed) where the Unregistered Securities, if any, of each series and coupons, if any, appertaining thereto may be presented for payment. No payment on any Unregistered Security or coupon will be made upon presentation of such Unregistered Security or coupon at an agency of the Company within the United States nor will any payment be made by transfer to an account in, or by mail to an address in, the United States unless, pursuant to applicable United States laws and regulations then in effect, such payment can be made without adverse tax consequences to the Company. Notwithstanding the foregoing, if full payment in United States Dollars ("DOLLARS") at each agency maintained by the Company outside the United States for payment on such Unregistered Securities or coupons appertaining thereto is illegal or effectively precluded by exchange controls or other similar restrictions, payments in Dollars of Unregistered Securities of any series and coupons appertaining thereto which are payable in Dollars may be made at an agency of the Company.

          The Company may also from time to time designate one or more other offices or agencies where the Securities of any series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          SECTION 4.3 NEGATIVE PLEDGE. The following covenant applies to Securities of any series that are designated as senior unsecured debt
Securities: (a) The Company will not, and will not permit any Restricted Subsidiary to, create or incur any Lien on any shares of stock, indebtedness or other obligations of a Restricted Subsidiary or any Principal Property of the Company or a Restricted Subsidiary, whether such shares of stock, indebtedness or other obligations of a Restricted Subsidiary or Principal Property are owned at the date of this Indenture or hereafter acquired, unless the Company secures or causes such Restricted Subsidiary to secure the outstanding Securities equally and ratably with all indebtedness secured by such Lien, so long as such indebtedness shall be so secured; PROVIDED, however, that this covenant shall not apply in the case of: (i) the creation of any Lien on any shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property hereafter acquired (including acquisitions by way of merger or consolidation) by the Company or a Restricted Subsidiary contemporaneously with such acquisition, or within 180 days thereafter, to secure or provide for the payment or financing of any part of the purchase price thereof, or the assumption of any Lien upon any shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property hereafter acquired existing at the time of such acquisition, or the acquisition of any shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property subject to any Lien without the assumption thereof; (ii) any Lien on any shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property existing at the date of this Indenture; (iii) any Lien on any shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property in favor of the Company or any Restricted Subsidiary; (iv) any Lien on any Principal Property being constructed or improved securing loans to finance such construction or improvements; (v) any Lien on shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property incurred in connection with the issuance of tax-exempt governmental obligations (including, without limitation, industrial revenue bonds and similar financings); (vi) any mechanics', materialmen's, carriers' or other similar Liens arising in the ordinary course of business with respect to obligations which are not yet due or that are being contested in good faith,
(vii) any Lien on any shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property for taxes, assessments or governmental charges or levies not yet delinquent, or already delinquent but the validity of which is being contested in good faith, (viii) any Lien on any shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property arising in connection with legal proceedings being contested in good faith, including any judgment Lien so long as execution thereon is stayed, (ix) any landlord's Lien on fixtures located on premises leased by the Company or a Restricted Subsidiary in the ordinary course of business, and tenants' rights under leases, easements and similar Liens not materially impairing the use or value of the property involved, (x) any Lien arising by reason of deposits necessary to qualify the Company or any Restricted Subsidiary to conduct business, maintain self-insurance, or obtain the benefit of, or comply with, any law, (xi) Liens resulting from the deposit of funds or evidences of indebtedness in trust for the purpose of defeasing indebtedness of the Company or of any of its Subsidiaries, and
(xii) Liens existing on property or indebtedness of, or an equity interest in, any corporation, partnership or any other entity at the time such corporation, partnership or other entity becomes a Restricted Subsidiary;
(xiii) Liens on the stock, partnership or other equity interest of the Company or any Subsidiary in any Joint Venture or any Subsidiary which owns an equity interest in such Joint Venture, to secure Debt, provided the amount of such Debt is contributed and/or advanced solely to such Joint Venture; and
(xiv) any renewal of or substitution for any Lien permitted by any of the preceding clauses (i) through (xiii), provided, in the case of a Lien permitted under clause (i), (ii) or (iv), the principal amount of indebtedness secured thereby does not exceed (x) the greater of (i) the principal amount secured thereby at the time of such renewal or substitution, and (ii) 80% of the fair market value (in the opinion of the Company's Board of Directors) of the properties subject to such renewal or substitution plus
(y) any costs incurred in connection with such renewal or substitution.

          (b) Notwithstanding the provisions of paragraph (a) of this Section, the Company or any Restricted Subsidiary may create or assume Liens in addition to those permitted by paragraph (a) of this Section, and renew, extend or replace such liens, PROVIDED that at the time of such creation, assumption, renewal, extension or replacement, and after giving effect thereto, Exempted Debt does not exceed the greater of (x) $50 million, or (y) 15% of Consolidated Net Tangible Assets.

          SECTION 4.4 CERTAIN SALE AND LEASE-BACK TRANSACTIONS. The following covenant applies to Securities of any series that are designated as senior unsecured debt Securities: (a) The Company will not, and will not permit any Restricted Subsidiary to, sell or transfer, directly or indirectly, except to the Company or a Restricted Subsidiary, any Principal Property as an entirety, or any substantial portion thereof, with the intention of taking back a lease of such property, except a lease for a period of three years or less at the end of which it is intended that the use of such property by the lessee will be discontinued; PROVIDED that, notwithstanding the foregoing, the Company or any Restricted Subsidiary may sell any such Principal Property and lease it back for a longer period (i) if the Company or such Restricted Subsidiary would be entitled, pursuant to the provisions of Section 4.3(a), to create a Lien on the property to be leased securing Funded Debt in an amount equal to the Attributable Debt with respect to such sale and lease-back transaction without equally and ratably securing the outstanding Securities or (ii) if (A) the Company promptly informs the Trustee of such transaction and (B) the Company causes an amount equal to the fair value (as determined by Board Resolution of the Company) of such property to be applied (1) to the purchase of other property that will constitute Principal Property having a fair value at least equal to the fair value of the property sold or (2) to the retirement, within 240 days after receipt of such proceeds, of Funded Debt incurred or assumed by the Company or a Restricted Subsidiary (including the Securities); PROVIDED further that, in lieu of applying all of or any part of such net proceeds to such retirement, the Company may, within 240 days after such sale, deliver or cause to be delivered to the applicable trustee for cancellation either debentures or notes evidencing Funded Debt of the Company (which may include the Securities) or of a Restricted Subsidiary previously authenticated and delivered by the applicable trustee, and not theretofore tendered for sinking fund purposes or called for a sinking fund or otherwise applied as a credit against an obligation to redeem or retire such notes or debentures, and an Officers' Certificate (which shall be delivered to the Trustee and which need not contain the statements prescribed by Section 10.4) stating that the Company elects to deliver or cause to be delivered such debentures or notes in lieu of retiring Funded Debt as hereinabove provided. If the Company shall so deliver debentures or notes to the applicable trustee and the Company shall duly deliver such Officers' Certificate, the amount of cash which the Company shall be required to apply to the retirement of Funded Debt under this Section 4.4(a) shall be reduced by an amount equal to the aggregate of the then applicable optional redemption prices (not including any optional sinking fund redemption prices) of such debentures or notes, or, if there are no such redemption prices, the principal amount of such debentures or notes; PROVIDED, that in the case of debentures or notes which provide for an amount less than the principal amount thereof to be due and payable upon a declaration of the maturity thereof, such amount of cash shall be reduced by the amount of principal of such debentures or notes that would be due and payable as of the date of such application upon a declaration of acceleration of the maturity thereof pursuant to the terms of the indenture pursuant to which such debentures or notes were issued.

          (b) Notwithstanding the provisions of paragraph (a) of this Section 4.4, the Company or any Restricted Subsidiary may enter into sale and lease-back transactions in addition to those permitted by paragraph (a) of this Section 4.4 without any obligation to retire any outstanding Securities or other Funded Debt, PROVIDED that at the time of entering into such sale and lease-back transactions and after giving effect thereto, Exempted Debt does not exceed the greater of (x) $50 million or (y) 15% of Consolidated Net Tangible Assets.

          SECTION 4.5 CERTIFICATE TO TRUSTEE. The Company and the Guarantor will furnish to the Trustee annually, on or before a date not more than four months after the end of its fiscal year (which, on the date hereof, is a calendar year), a brief certificate (which need not contain the statements required by Section 10.4) from its principal executive, financial or accounting officer as to his or her knowledge of the compliance of the Company and the Guarantor with all conditions and covenants under this Indenture (such compliance to be determined without regard to any period of grace or requirement of notice provided under this Indenture) which certificate shall comply with the requirements of the Trust Indenture Act.

          SECTION 4.6 REPORTS BY THE COMPANY. The Company and the Guarantor covenant to file with the Trustee, within 15 days after either the Company or the Guarantor is required to file the same with the Commission, copies of the annual reports and of the information, documents, and other reports which the Company and the Guarantor may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act.

                                    ARTICLE 5

                              SUCCESSOR CORPORATION

          SECTION 5.1 THE COMPANY MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS. The Company shall not consolidate with or merge with or into any other Person or, directly or indirectly, sell, lease, or convey all or substantially all of its assets (computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another Person, unless:

          (1) (A) the Company shall be the continuing corporation in the case of a merger or (B) the resulting, surviving, or transferee entity (each such Person, or the Company in the case of clause (A), a "Surviving Entity") shall be a corporation or partnership organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered by the Surviving Entity to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company pursuant hereto and pursuant to the Securities;

          (2) immediately after giving effect to such transaction, no Event of Default, and no event or condition which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

          (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, conveyance or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with this Article 5 and that all conditions precedent herein provided for relating to such transaction have been satisfied.

          SECTION 5.2 SUCCESSOR SUBSTITUTED FOR THE COMPANY. Upon any consolidation of the Company with, or merger of the Company into, any other Person or any sale, lease or conveyance of all or substantially all of the assets of the Company in accordance with Section 5.1, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein and thereafter and all the obligations of the Company hereunder and under the Securities shall terminate.

                                    ARTICLE 6

                              DEFAULT AND REMEDIES

          SECTION 6.1 EVENTS OF DEFAULT. An "EVENT OF DEFAULT" shall occur with respect to the Securities of any series if:

          (a) the Company defaults in the payment of the Principal of any Security of such series when the same becomes due and payable at maturity, upon acceleration, redemption or mandatory repurchase, including as a sinking fund installment, or otherwise;

          (b) the Company defaults in the payment of interest on any Security of such series when the same becomes due and payable, and such default continues for a period of 30 days;

          (c) (i) default by the Company or any Restricted Subsidiary in the payment when due at maturity of any Funded Debt (other than Funded Debt that is non-recourse to the Company and its Restricted Subsidiaries) in excess of the greater of $15,000,000 or 5% of Consolidated Net Tangible Assets, whether such Funded Debt is outstanding at the date of this Indenture or is hereafter outstanding, and the continuation of such default for the greater of any period of grace applicable thereto or ten days from the date of such default and the holder thereof shall have taken affirmative action to enforce the payment thereof, or (ii) an event of default, as defined in any indenture, agreement or instrument evidencing or under which the Company and/or any Restricted Subsidiary has at the date of this Indenture or shall thereafter have outstanding at least the greater of $15,000,000 or 5% of Consolidated Net Tangible Assets aggregate principal amount of Funded Debt, shall happen and be continuing and such Funded Debt shall have been accelerated so that the same shall be or become due and payable prior to the date on which the same would otherwise have become due and payable, and such acceleration shall not be rescinded or annulled or such indebtedness shall not be discharged, within ten days;

          (d) the Company or the Guarantor defaults in the performance of or breaches any other covenant or agreement of the Company or the Guarantor in this Indenture with respect to any Security of such series or in the Securities of such series and such default or breach continues for a period of 30 consecutive days after written notice to the Company or the Guarantor by the Trustee or to the Company, the Guarantor and the Trustee by the Holders of 25% or more in aggregate principal amount of the Securities of all series affected thereby;

          (e) an involuntary case or other proceeding shall be commenced against the Company or any Restricted Subsidiary with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Company or any Restricted Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

          (f) the Company or any Restricted Subsidiary (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Restricted Subsidiary or for all or substantially all of the property and assets of the Company or any Restricted Subsidiary or (C) effects any general assignment for the benefit of creditors; or

          (g) any other Event of Default established pursuant to Section 2.3 with respect to the Securities of such series occurs.

          SECTION 6.2 ACCELERATION. (a) If an Event of Default described in clauses (a) or (b) of Section 6.1 with respect to the Securities of any series then outstanding occurs and is continuing, then, and in each and every such case, except for any series of Securities the principal of which shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities of any such affected series then outstanding hereunder (each such series treated as a separate class) by notice in writing to the Company (and to the Trustee if given by Securityholders), may declare the entire principal (or, if the Securities of any such series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series established pursuant to Section 2.3) of all Securities of such affected series, and the interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable.

          (b)   If an Event of Default described in clauses (c), (d) or (g) of
Section 6.1 with respect to the Securities of one or more but not all series then outstanding, or with respect to the Securities of all series then outstanding, occurs and is continuing, then, and in each and every such case, except for any series of Securities the principal of which shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount (or, if the Securities of any such series are Original Issue Discount Securities, the amount thereof accelerable under this Section) of the Securities of all such affected series then outstanding hereunder (treated as a single class) by notice in writing to the Company (and to the Trustee if given by Securityholders), may declare the entire principal (or, if the Securities of any such series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series established pursuant to Section 2.3) of all Securities of all such affected series, and the interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable.

          (c)   If an Event of Default described in clause (d) or (e) of Section
6.1 occurs and is continuing, then the principal amount (or, if any Securities are Original Issue Discount Securities, such portion of the principal as may be specified in the terms thereof established pursuant to Section 2.3) of all the Securities then outstanding and interest accrued thereon, if any, shall be and become immediately due and payable, without any notice or other action by any Holder or the Trustee, to the full extent permitted by applicable law.

          The foregoing provisions, however, are subject to the condition that if, at any time after the principal (or, if the Securities are Original Issue Discount Securities, such portion of the principal as may be specified in the terms thereof established pursuant to Section 2.3) of the Securities of any series (or of all the Securities, as the case may be) shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all the Securities of each such series (or of all the Securities, as the case may be) and the principal of any and all Securities of each such series (or of all the Securities, as the case may be) which shall have become due otherwise than by acceleration (with interest upon such principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest, at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in the Securities of each such series to the date of such payment or deposit) and such amount as shall be sufficient to cover all amounts owing the Trustee under Section 7.7, and if any and all Events of Default under the Indenture, other than the non-payment of the principal of Securities which shall have become due by acceleration, shall have been cured, waived or otherwise remedied as provided herein, then and in every such case the Holders of a majority in aggregate principal amount of all the then outstanding Securities of all such series that have been accelerated (voting as a single class), by written notice to the Company and to the Trustee, may waive all defaults with respect to all such series (or with respect to all the Securities, as the case may be) and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

          For all purposes under this Indenture, if a portion of the principal of any Original Issue Discount Securities shall have been accelerated and declared due and payable pursuant to the provisions hereof, then, from and after such declaration, unless such declaration has been rescinded and annulled, the principal amount of such Original Issue Discount Securities shall be deemed, for all purposes hereunder, to be such portion of the principal thereof as shall be due and payable as a result of such acceleration, and payment of such portion of the principal thereof as shall be due and payable as a result of such acceleration, together with interest, if any, thereon and all other amounts owing thereunder, shall constitute payment in full of such Original Issue Discount Securities.

          SECTION 6.3 OTHER REMEDIES. If a payment default or an Event of Default with respect to the Securities of any series occurs and is continuing, the Trustee may pursue, in its own name or as trustee of an express trust, any available remedy by proceeding at law or in equity to collect the payment of principal of and interest on the Securities of such series or to enforce the performance of any provision of the Securities of such series or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding.

          SECTION 6.4 WAIVER OF PAST DEFAULTS. Subject to Sections 6.2, 6.7 and 9.2, the Holders of at least a majority in principal amount (or, if the Securities are Original Issue Discount Securities, such portion of the principal as is then accelerable under Section 6.2) of the outstanding Securities of all series affected (voting as a single class), by notice to the Trustee, may waive, on behalf of the Holders of all the Securities of such series, an existing Default or Event of Default with respect to the Securities of such series and its consequences, except a Default in the payment of Principal of or interest on any Security as specified in clauses (a) or (b) of Section 6.1 or in respect of a covenant or provision of this Indenture which cannot be modified or amended without the consent of the Holder of each outstanding Security affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default with respect to the Securities of such series arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

          SECTION 6.5 CONTROL BY MAJORITY. Subject to Sections 7.1 and 7.2(v), the Holders of at least a majority in aggregate principal amount (or, if any Securities are Original Issue Discount Securities, such portion of the principal as is then accelerable under Section 6.2) of the outstanding Securities of all series affected (voting as a single class) may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Securities of such series by this Indenture; PROVIDED, that the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders not joining in the giving of such direction; and PROVIDED FURTHER, that the Trustee may take any other action it deems proper that is not inconsistent with any directions received from Holders of Securities pursuant to this
Section 6.5.

          SECTION 6.6 LIMITATION ON SUITS. No Holder of any Security of any series may institute any proceeding, judicial or otherwise, with respect to this Indenture or the Securities of such series, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

          (i) such Holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the Securities of such series;

          (ii) the Holders of at least 25% in aggregate principal amount of outstanding Securities of all such series affected shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (iii) such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against any costs, liabilities or expenses to be incurred in compliance with such request;

          (iv) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

          (v) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Securities of all such affected series have not given the Trustee a direction that is inconsistent with such written request.

          A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

          SECTION 6.7 RIGHTS OF HOLDERS TO RECEIVE PAYMENT. Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of Principal of or interest, if any, on such Holder's Security on or after the respective due dates expressed on such Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

          SECTION 6.8 COLLECTION SUIT BY TRUSTEE. If an Event of Default with respect to the Securities of any series in payment of Principal or interest specified in clause (a) or (b) of Section 6.1 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount (or such portion thereof as specified in the terms established pursuant to Section 2.3 of Original Issue Discount Securities) of Principal of, and accrued interest remaining unpaid on, together with interest on overdue Principal of, and, to the extent that payment of such interest is lawful, interest on overdue installments of interest on, the Securities of such series, in each case at the rate or Yield to Maturity (in the case of Original Issue Discount Securities) specified in such Securities, and such further amount as shall be sufficient to cover all amounts owing the Trustee under Section 7.7.

          SECTION 6.9 TRUSTEE MAY FILE PROOFS OF CLAIM. In the case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for amounts due the Trustee under Section 7.7) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor on the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any moneys, securities or other property payable or deliverable upon conversion or exchange of the Securities or upon any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it under Section 7.7. Nothing herein contained shall be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

          SECTION 6.10 APPLICATION OF PROCEEDS. Any moneys collected by the Trustee pursuant to this Article in respect of the Securities of any series shall be applied in the following order at the date or dates fixed by the Trustee and, in case of the distribution of such moneys on account of Principal or interest, upon presentation of the several Securities and coupons appertaining to such Securities in respect of which moneys have been collected and noting thereon the payment, or issuing Securities of such series and tenor in reduced principal amounts in exchange for the presented Securities of such series and tenor if only partially paid, or upon surrender thereof if fully paid:

          FIRST:  To the payment of all amounts due the Trustee under
     Section 7.7 applicable to the Securities of such series in respect of which moneys have been collected;

          SECOND: In case the principal of the Securities of such series in respect of which moneys have been collected shall not have become and be then due and payable, to the payment of interest on the Securities of such series in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in such Securities, such payments to be made ratably to the persons entitled thereto, without discrimination or preference;

          THIRD: In case the principal of the Securities of such series in respect of which moneys have been collected shall have become and shall be then due and payable, to the payment of the whole amount then owing and unpaid upon all the Securities of such series for Principal and interest, with interest upon the overdue Principal, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in the Securities of such series; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Securities of such series, then to the payment of such Principal and interest or Yield to Maturity, without preference or priority of Principal over interest or Yield to Maturity, or of interest or Yield to Maturity over Principal, or of any installment of interest over any other installment of interest, or of any Security of such series over any other Security of such series, ratably to the aggregate of such Principal and accrued and unpaid interest or Yield to Maturity; and

          FOURTH: To the payment of the remainder, if any, to the Company or any other person lawfully entitled thereto.

          SECTION 6.11 RESTORATION OF RIGHTS AND REMEDIES. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then, and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored to their former positions hereunder and thereafter all rights and remedies of the Company, Trustee and the Holders shall continue as though no such proceeding had been instituted.

          SECTION 6.12 UNDERTAKING FOR COSTS. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, in either case in respect to the Securities of any series, a court may require any party litigant in such suit (other than the Trustee) to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys' fees, against any party litigant (other than the Trustee) in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.12 does not apply to a suit by a Holder pursuant to
Section 6.7 or a suit by Holders of more than 10% in principal amount of the outstanding Securities of such series.

          SECTION 6.13 RIGHTS AND REMEDIES CUMULATIVE. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Securities in Section 2.8, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

          SECTION 6.14 DELAY OR OMISSION NOT WAIVER. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

                                    ARTICLE 7

                                     TRUSTEE

          SECTION 7.1 GENERAL. The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act and as set forth herein. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, unless it receives indemnity satisfactory to it against any loss, liability or expense. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article 7.

          SECTION 7.2 CERTAIN RIGHTS OF TRUSTEE. Subject to Trust Indenture Act Sections 315(a) through (d):

          (i) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, Officers' Certificate, Opinion of Counsel (or both), statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper person or persons. The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit;

          (ii) before the Trustee acts or refrains from acting, it may require an Officers' Certificate and/or an Opinion of Counsel, which shall conform to Section 10.4. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion. Subject to Sections 7.1 and 7.2, whenever in the administration of the trusts of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Trustee, and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof;

          (iii) the Trustee may act through its attorneys and agents not regularly in its employ and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care by it hereunder;

          (iv) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers' Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

          (v) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

          (vi) the Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders in accordance with Section 6.5 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

          (vii) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon; and

          (viii) prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, Officers' Certificate, Opinion of Counsel, Board Resolution, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine, during normal business hours and upon prior written notice, the books, records and premises of the Company, personally or by agent or attorney.

          SECTION 7.3 INDIVIDUAL RIGHTS OF TRUSTEE. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Trust Indenture Act Sections 310(b) and 311. For purposes of Trust Indenture Act Section 311(b)(4) and (6), the following terms shall mean:

          (a) "CASH TRANSACTION" means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; and

          (b) "SELF-LIQUIDATING PAPER" means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Company arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

          SECTION 7.4 TRUSTEE'S DISCLAIMER. The recitals contained herein and in the Securities (except the Trustee's certificate of authentication) shall be taken as statements of the Company and not of the Trustee and the Trustee assumes no responsibility for the correctness of the same. Neither the Trustee nor any of its agents (i) makes any representation as to the validity or adequacy of this Indenture or the Securities and (ii) shall be accountable for the Company's use or application of the proceeds from the Securities.

          SECTION 7.5 NOTICE OF DEFAULT. If any Default with respect to the Securities of any series occurs and is continuing and if such Default is known to the actual knowledge of a Responsible Officer with the Corporate Trust Department of the Trustee, the Trustee shall give to each Holder of Securities of such series notice of such Default within 90 days after it occurs (i) if any Unregistered Securities of such series are then outstanding, to the Holders thereof, by publication at least once in an Authorized Newspaper in the Borough of Manhattan, The City of New York and at least once in an Authorized Newspaper in London and (ii) to all Holders of Securities of such series in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, unless such Default shall have been cured or waived before the mailing or publication of such notice; PROVIDED, HOWEVER, that, except in the case of a Default in the payment of the Principal of or interest on any Security, the Trustee shall be protected in withholding such notice if the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

          SECTION 7.6 REPORTS BY TRUSTEE TO HOLDERS. Within 60 days after each May 15, beginning with May 15, 1997, the Trustee shall mail to each Holder as and to the extent provided in Trust Indenture Act Section 313(c) a brief report dated as of such May 15, if required by Trust Indenture Act Section 313(a).

          SECTION 7.7 COMPENSATION AND INDEMNITY. The Company shall pay to the Trustee such compensation as shall be agreed upon in writing from time to time for its services. The compensation of the Trustee shall not be limited by any law on compensation of a Trustee of an express trust. The Company agrees to pay or reimburse the Trustee and each predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture and the Securities or the issuance of the Securities or any series thereof (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ) except to the extent any such expense, disbursement or advance may arise from its negligence or bad faith. The Company shall indemnify the Trustee and each predecessor Trustee for, and to hold it harmless against, any loss, liability or expense arising out of or in connection with the acceptance or administration of this Indenture and the Securities or the issuance of the Securities or any series thereof or the trusts hereunder and the performance of its duties hereunder, including the costs and expenses of defending itself against or investigating any claim of liability in the premises, except to the extent such loss liability or expense is due to the negligence or bad faith of the Trustee or such predecessor Trustee. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel; PROVIDED, that the Company will not be required to pay such fees and expenses if it assumes the Trustee's defense and there is no conflict of interest between the Company and the Trustee in connection with such defense. The Company need not pay for any settlement made without its written consent. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

          To secure the Company's payment obligations in this Section 7.7, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay Principal of, and interest on particular Securities.

          The obligations of the Company under this Section to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture or the rejection or termination of this Indenture under bankruptcy law. Such additional indebtedness shall be a senior claim to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Securities or coupons, and the Securities are hereby subordinated to such senior claim. If the Trustee renders services and incurs expenses following an Event of Default under Section 6.1(e) or Section 6.1(f) hereof, the parties hereto and the holders by their acceptance of the Securities hereby agree that such expenses are intended to constitute expenses of administration under any bankruptcy law.

          SECTION 7.8 REPLACEMENT OF TRUSTEE. A resignation or removal of the Trustee as Trustee with respect to the Securities of any series and appointment of a successor Trustee as Trustee with respect to the Securities of any series shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.8.

          The Trustee may resign as Trustee with respect to the Securities of any series at any time by so notifying the Company in writing. The Holders of a majority in principal amount of the outstanding Securities of any series may remove the Trustee as Trustee with respect to the Securities of such series by so notifying the Trustee and the Company in writing and may appoint a successor Trustee with respect thereto with the consent of the Company. The Company may remove the Trustee as Trustee with respect to the Securities of any series if:
(i) the Trustee is no longer eligible under Section 7.10 of this Indenture;
(ii) the Trustee is adjudged a bankrupt or insolvent; (iii) a receiver or other public officer takes charge of the Trustee or its property; or (iv) the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed as Trustee with respect to the Securities of any series, or if a vacancy exists in the office of Trustee with respect to the Securities of any series for any reason, the Company shall promptly appoint a successor Trustee with respect thereto. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the outstanding Securities of such series may appoint a successor Trustee in respect of such Securities to replace the successor Trustee appointed by the Company. If the successor Trustee with respect to the Securities of any series does not deliver its written acceptance required by the next succeeding paragraph of this Section 7.8 within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the outstanding Securities of such series may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect thereto.

          A successor Trustee with respect to the Securities of any series shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after the delivery of such written acceptance, subject to the lien provided for in Section 7.7, (i) the retiring Trustee shall transfer all property held by it as Trustee in respect of the Securities of such series to the successor Trustee, (ii) the resignation or removal of the retiring Trustee in respect of the Securities of such series shall become effective and (iii) the successor Trustee shall have all the rights, powers and duties of the Trustee in respect of the Securities of such series under this Indenture. A successor Trustee shall mail notice of its succession to each Holder of Securities of such series.

          Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the preceding paragraph.

          The Company shall give notice of any resignation and any removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee in respect of the Securities of such series to all Holders of Securities of such series. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

          Notwithstanding replacement of the Trustee with respect to the Securities of any series pursuant to this Section 7.8, the Company's obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

          SECTION 7.9 SUCCESSOR TRUSTEE BY MERGER, ETC. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee herein.

          SECTION 7.10 ELIGIBILITY. This Indenture shall always have a Trustee who satisfies the requirements of Trust Indenture Act Section 310(a). The Trustee shall have a combined capital and surplus of at least $10,000,000 as set forth in its most recent published annual report of condition, if any. The Trustee shall comply with Trust Indenture Act Section 310(b). If at any time the Trustee with respect to the Securities of any series shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect specified in this Article.

          SECTION 7.11 MONEY HELD IN TRUST. The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article 8 of this Indenture.

                                    ARTICLE 8

                             DISCHARGE OF INDENTURE

          SECTION 8.1 DEFEASANCE WITHIN ONE YEAR OF PAYMENT. Except as otherwise provided in this Section 8.1, the Company may terminate its obligations under the Securities of any series and this Indenture with respect to Securities of such series if:

          (i) all Securities of such series previously authenticated and delivered (other than destroyed, lost or wrongfully taken Securities of such series that have been replaced or Securities of such series that are paid pursuant to Section 4.1 or Securities of such series for whose payment money or securities have theretofore been held in trust and thereafter repaid to the Company, as provided in Section 8.5) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder; or

          (ii) (A) the Securities of such series mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption, (B) the Company irrevocably deposits in trust with the Trustee, as trust funds solely for the benefit of the Holders of such Securities for that purpose, money or U.S. Government Obligations or a combination thereof sufficient (unless such funds consist solely of money, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee), without consideration of any reinvestment, to pay Principal of and interest on the Securities of such series to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder, and (C) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture with respect to the Securities of such series have been complied with.

          With respect to the foregoing clause (i), only the Company's obligations under Sections 7.7 and 8.5 in respect of the Securities of such series shall survive. With respect to the foregoing clause (ii), only the Company's obligations in Sections 2.2 through 2.12, 4.2, 7.7, 7.8 and 8.5 in respect of the Securities of such series shall survive until such Securities of such series are no longer outstanding. Thereafter, only the Company's obligations in Sections 7.7 and 8.5 in respect of the Securities of such series shall survive. After any such irrevocable deposit, the Trustee shall acknowledge in writing the discharge of the Company's obligations under the Securities of such series and this Indenture with respect to the Securities of such series except for those surviving obligations specified above.

          SECTION 8.2 DEFEASANCE. Except as provided below, the Company will be deemed to have paid and will be discharged from any and all obligations in respect of the Securities of any series and the provisions of this Indenture will no longer be in effect with respect to the Securities of such series (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same); PROVIDED that the following conditions shall have been satisfied:

          (i) the Company has irrevocably deposited in trust with the Trustee as trust funds solely for the benefit of the Holders of the Securities of such series, for payment of the Principal of and interest on the Securities of such series, money or U.S. Government Obligations or a combination thereof sufficient (unless such funds consist solely of money, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee) without consideration of any reinvestment and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, to pay and discharge the Principal of and accrued interest on the outstanding Securities of such series to maturity or earlier redemption (irrevocably provided for under arrangements satisfactory to the Trustee), as the case may be;

          (ii) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound;

          (iii) no Default with respect to the Securities of such series shall have occurred and be continuing on the date of such deposit;

          (iv) the Company shall have delivered to the Trustee (1) either (x) a ruling directed to the Trustee received from the Internal Revenue Service to the effect that the Holders of the Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of the Company's exercise of its option under this Section 8.2 and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred or (y) an Opinion of Counsel to the same effect as the ruling described in clause (x) above and based upon a change in law and (2) an Opinion of Counsel to the effect that the Holders of the Securities of such series have a valid security interest in the trust funds subject to no prior liens under the UCC; and

          (v) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section 8.2 of the Securities of such series have been complied with.

          The Company's obligations in Sections 2.2 through 2.12, 4.2, 7.7, 7.8 and 8.5 with respect to the Securities of such series shall survive until such Securities are no longer outstanding. Thereafter, only the Company's obligations in Sections 7.7 and 8.5 shall survive.

          SECTION 8.3 COVENANT DEFEASANCE. The Company may omit to comply with any term, provision or condition set forth in Sections 4.3 or 4.4 (or any other specific covenant relating to such series provided for in a Board Resolution or supplemental indenture pursuant to Section 2.3 which may by its terms be defeased pursuant to this Section 8.3), and such omission shall be deemed not to be an Event of Default under clauses (c), (d) or (g) of Section 6.1, with respect to the outstanding Securities of a series if:

          (i) the Company has irrevocably deposited in trust with the Trustee as trust funds solely for the benefit of the Holders of the Securities of such series, for payment of the Principal of and interest, if any, on the Securities of such series, money or U.S. Government Obligations or a combination thereof in an amount sufficient (unless such funds consist solely of money, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee) without consideration of any reinvestment and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, to pay and discharge the Principal of and interest on the outstanding Securities of such series to maturity or earlier redemption (irrevocably provided for under arrangements satisfactory to the Trustee), as the case may be;

          (ii) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound;

          (iii) no Default with respect to the Securities of such series shall have occurred and be continuing on the date of such deposit;

          (iv) the Company has delivered to the Trustee an Opinion of Counsel to the effect that (A) the Holders of the Securities of such series have a valid security interest in the trust funds subject to no prior liens under the UCC and (B) such Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; and

          (v) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the covenant defeasance contemplated by this Section 8.3 of the Securities of such series have been complied with.

          SECTION 8.4 APPLICATION OF TRUST MONEY. Subject to Section 8.5, the Trustee or Paying Agent shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.1, 8.2 or 8.3, as the case may be, in respect of the Securities of any series and shall apply the deposited money and the proceeds from deposited U.S. Government Obligations in accordance with the Securities of such series and this Indenture to the payment of Principal of and interest on the Securities of such series; but such money need not be segregated from other funds except to the extent required by law. The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 8.1, 8.2 or 8.3, as the case may be, or the principal and interest received in respect thereof, other than any such tax, fee or other charge that by law is for the account of the Holders.

          SECTION 8.5 REPAYMENT TO COMPANY. Subject to Sections 7.7, 8.1, 8.2 and 8.3, the Trustee and the Paying Agent shall promptly pay to the Company upon request set forth in an Officers' Certificate any money held by them at any time and not required to make payments hereunder and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Company upon written request any money held by them and required to make payments hereunder under this Indenture that remains unclaimed for two years; PROVIDED that the Trustee or such Paying Agent before being required to make any payment may cause to be published at the expense of the Company once in an Authorized Newspaper in The City of New York or with respect to any Security the interest on which is based on the offered quotations in the interbank Eurodollar market for dollar deposits in an Authorized Newspaper in London or mail to each Holder entitled to such money at such Holder's address (as set forth in the Security Register) notice that such money remains unclaimed and that after a date specified therein (which shall be at least 30 days from the date of such publication or mailing) any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to such money must look to the Company for payment as general creditors unless an applicable law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

                                    ARTICLE 9

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

          SECTION 9.1 WITHOUT CONSENT OF HOLDERS. The Company, the Guarantor and the Trustee may amend or supplement this Indenture or the Securities of any series without notice to or the consent of any Holder:

          (1) to cure any ambiguity, defect or inconsistency in this Indenture; PROVIDED that such amendments or supplements shall not materially and adversely affect the interests of the Holders;

          (2)   to comply with Article 5;

          (3) to comply with any requirements of the Commission in connection with the qualification of this Indenture under the Trust Indenture Act;

          (4) to evidence and provide for the acceptance of appointment hereunder with respect to the Securities of any or all series by a successor Trustee;

          (5) to establish the form or forms or terms of Securities of any series or of the coupons appertaining to such Securities as permitted by
     Section 2.3;

          (6) to provide for uncertificated or Unregistered Securities and to make all appropriate changes for such purpose;

          (7) to change or eliminate any provisions of the Indenture with respect to all or any series of the Securities not then outstanding (and, if such change is applicable to fewer than all such series of the Securities, specifying the series to which such change is applicable), and to specify the rights and remedies of the Trustee and the holders of such Securities in connection therewith; and

          (8) to make any change that does not materially and adversely affect the rights of any Holder.

          SECTION 9.2 WITH CONSENT OF HOLDERS. Subject to Sections 6.4 and 6.7, without prior notice to any Holders, the Company, the Guarantor, and the Trustee may amend this Indenture and the Securities of any series with the written consent of the Holders of a majority in principal amount of the outstanding Securities of all series affected by such supplemental indenture (all such series voting as one class), and the

Holders of a majority in principal amount of the outstanding Securities of all series affected thereby (all such series voting as one class) by written notice to the Trustee may waive future compliance by the Company or the Guarantor with any provision of this Indenture or the Securities of such series.

          Notwithstanding the provisions of this Section 9.2, without the consent of each Holder affected thereby, an amendment or waiver, including a waiver pursuant to Section 6.4, may not:

          (i) extend the stated maturity of the Principal of, or any sinking fund obligation or any installment of interest on, such Holder's Security, or reduce the Principal amount thereof or the rate of interest thereon (including any amount in respect of original issue discount), or any premium payable with respect thereto, or adversely affect the rights of such Holder under any mandatory redemption or repurchase provision or any right of redemption or repurchase at the option of such Holder, or reduce the amount of the Principal of an Original Issue Discount Security that would be due and payable upon an acceleration of the maturity thereof pursuant to Section 6.2 or the amount thereof provable in bankruptcy, or change any place of payment where, or the currency in which, any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the due date therefor;

          (ii) reduce the percentage in principal amount of outstanding Securities of the relevant series the consent of whose Holders is required for any such supplemental indenture, for any waiver of compliance with certain provisions of this Indenture or certain Defaults and their consequences provided for in this Indenture;

          (iii) waive a Default in the payment of Principal of or interest on any Security of such Holder; or

          (iv) modify any of the provisions of this Section 9.2, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby.

          A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of Holders of Securities of such series with respect to such covenant or provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series or of the coupons appertaining to such Securities.

          It shall not be necessary for the consent of any Holder under this
Section 9.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this Section 9.2 becomes effective, the Company or, at the Company's request, the Trustee shall give to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Company or, at the Company's request, the Trustee will mail supplemental indentures to Holders upon request. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

          SECTION 9.3 REVOCATION AND EFFECT OF CONSENT. Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the Security of the consenting Holder, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of its Security. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.

          The Company may, but shall not be obligated to, fix a record date (which may be not less than 10 nor more than 60 days prior to the solicitation of consents) for the purpose of determining the Holders of the Securities of any series affected entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the immediately preceding paragraph, those Persons who were such Holders at such record date (or their duly designated proxies) and only those Persons shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such Persons continue to be such Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

          After an amendment, supplement or waiver becomes effective with respect to the Securities of any series affected thereby, it shall bind every Holder of such Securities theretofore or thereafter authenticated and delivered hereunder unless it is of the type described in any of clauses (i) through (iv) of Section 9.2. In case of an amendment or waiver of the type described in clauses (i) through (iv) of Section 9.2, the amendment or waiver shall bind each such Holder who has consented to it and every subsequent Holder of a Security that evidences the same indebtedness as the Security of the consenting Holder.

          SECTION 9.4 NOTATION ON OR EXCHANGE OF SECURITIES. If an amendment, supplement or waiver changes the terms of any Security, the Trustee may require the Holder thereof to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder and the Trustee may place an appropriate notation on any Security of such series thereafter authenticated. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security of the same series and tenor that reflects the changed terms.

          SECTION 9.5 TRUSTEE TO SIGN AMENDMENTS, ETC. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article 9 is authorized or permitted by this Indenture, stating that all requisite consents have been obtained or that no consents are required and stating that such supplemental indenture constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to customary exceptions. Subject to the preceding sentence, the Trustee shall sign such amendment, supplement or waiver if the same does not adversely affect the rights of the Trustee. The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver that affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

          SECTION 9.6 CONFORMITY WITH TRUST INDENTURE ACT. Every supplemental indenture executed pursuant to this Article 9 shall conform to the requirements of the Trust Indenture Act as then in effect.

                                    ARTICLE 10

                                  MISCELLANEOUS

          SECTION 10.1 TRUST INDENTURE ACT OF 1939. This Indenture shall incorporate and be governed by the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act. If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by operation of Section 318(c) of the Trust Indenture Act, the imposed duties shall control.

          SECTION 10.2 NOTICES. Any notice or communication shall be sufficiently given if written and (a) if delivered in person when received or
(b) if mailed by first class mail 5 days after mailing, or (c) as between the Company and the Trustee if sent by facsimile transmission, when transmission is confirmed, in each case addressed as follows:

          IF TO THE COMPANY:

                Promus Hotels, Inc.
                755 Crossover Lane
                Memphis, TN  38117
                Attention:  General Counsel

          IF TO THE GUARANTOR:

                Promus Hotel Corporation
                755 Crossover Lane
                Memphis, TN  38117
                Attention:  General Counsel

          IF TO THE TRUSTEE:

                SouthTrust Bank of Alabama, National Association
                One Office Park Drive
                Birmingham, Alabama  35223
                Attention:  Corporate Trust Administration


          The Company, the Guarantor or the Trustee by written notice to the others may designate additional or different addresses for subsequent notices or communications.

          Any notice or communication shall be sufficiently given to Holders of any Unregistered Securities, by publication at least once in an Authorized Newspaper in The City of New York, or with respect to any Security the interest on which is based on the offered quotations in the interbank Eurodollar market for dollar deposits at least once in an Authorized Newspaper in London, and by mailing to the Holders thereof who have filed their names and addresses with the Trustee pursuant to Section 313(c)(2) of the Trust Indenture Act at such addresses as were so furnished to the Trustee (and in the case of any notice given by the Company or the Guarantor, the Trustee shall make such information available to the Company or the Guarantor for such purpose) and to Holders of Registered Securities by mailing to such Holders at their addresses as they shall appear on the Security Register. Notice mailed shall be sufficiently given if so mailed within the time prescribed. Copies of any such communication or notice to a Holder shall also be mailed to the Trustee and each Agent at the same time.

          Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. Except as otherwise

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

provided in this Indenture, if a notice or communication is mailed in the manner provided in this Section 10.2, it is duly given, whether or not the addressee receives it.

          Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

          In case it shall be impracticable to give notice as herein contemplated, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

          SECTION 10.3 CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT. Upon any request or application by the Company or the Guarantor to the Trustee to take any action under this Indenture, the Company or the Guarantor shall furnish to the Trustee:

          (i) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (ii) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with.

          SECTION 10.4 STATEMENTS REQUIRED IN CERTIFICATE OR OPINION. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (i) a statement that each person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based;

          (iii) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (iv) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with; PROVIDED, HOWEVER, that, with respect to matters of fact, an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

          In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

          Any certificate, statement or opinion of an officer of the Company or the Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters or information that is in the possession of the Company or the Guarantor, upon the certificate, statement or opinion of or representations by an officer or officers of the Company or the Guarantor, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

          Any certificate, statement or opinion of an officer of the Company or the Guarantor or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate or opinion of any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is independent.

          Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

          SECTION 10.5 EVIDENCE OF OWNERSHIP. The Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor or the Trustee may deem and treat the Holder of any Unregistered Security and the Holder of any coupon as the absolute owner of such Unregistered Security or coupon (whether or not such Unregistered Security or coupon shall be overdue) for the purpose of receiving payment thereof or on account thereof and for all other purposes, and neither the Company, the Guarantor, the Trustee, nor any agent of the Company, the Guarantor or the Trustee shall be affected by any notice to the contrary. The fact of the holding by any Holder of an Unregistered Security, and the identifying number of such Security and the date of his holding the same, may be proved by the production of such Security or by a certificate executed by any trust company, bank, banker or recognized securities dealer wherever situated satisfactory to the Trustee, if such certificate shall be deemed by the Trustee to be satisfactory. Each such certificate shall be dated and shall state that on the date thereof a Security bearing a specified identifying number was deposited with or exhibited to such trust company, bank, banker or recognized securities dealer by the person named in such certificate. Any such certificate may be issued in respect of one or more Unregistered Securities specified therein. The holding by the person named in any such certificate of any Unregistered Securities specified therein shall be presumed to continue for a period of one year from the date of such certificate unless at the time of any determination of such holding (1) another certificate bearing a later date issued in respect of the same Securities shall be produced or (2) the Security specified in such certificate shall be produced by some other Person, or (3) the Security specified in such certificate shall have ceased to be outstanding. Subject to Article 7, the fact and date of the execution of any such instrument and the amount and numbers of Securities held by the Person so executing such instrument may also be proven in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in any other manner which the Trustee may deem sufficient.

          The Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor or the Trustee may deem and treat the person in whose name any Registered Security shall be registered upon the Security Register for such series as the absolute owner of such Registered Security (whether or not such Registered Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the Principal of and, subject to the provisions of this Indenture, interest on such Registered Security and for all other purposes; and none of the Company, the Guarantor nor the Trustee nor any agent of the Company, the Guarantor or the Trustee shall be affected by any notice to the contrary.

          SECTION 10.6 RULES BY TRUSTEE, PAYING AGENT OR REGISTRAR. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

          SECTION 10.7 PAYMENT DATE OTHER THAN A BUSINESS DAY. If any date for payment of Principal or interest on any Security shall not be a Business Day at any place of payment, then payment of Principal of or interest on such Security, as the case may be, need not be made on such date, but may be made on the next succeeding Business Day at any place of payment with the same force and effect as if made on such date and no interest shall accrue in respect of such payment for the period from and after such date.

          SECTION 10.8 GOVERNING LAW. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS INDENTURE AND THE SECURITIES.

          SECTION 10.9 NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS. This Indenture may not be used to interpret another indenture or loan or debt agreement of the Company or any Subsidiary of the Company. Any such indenture or agreement may not be used to interpret this Indenture.

          SECTION 10.10 SUCCESSORS. All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

          SECTION 10.11 DUPLICATE ORIGINALS. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

          SECTION 10.12 SEPARABILITY. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          SECTION 10.13 TABLE OF CONTENTS, HEADINGS, ETC. The Table of Contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.

          SECTION 10.14 INCORPORATORS, SHAREHOLDERS, OFFICERS AND DIRECTORS OF COMPANY AND THE GUARANTOR EXEMPT FROM INDIVIDUAL LIABILITY. No recourse under or upon any obligation, covenant or agreement contained in this Indenture or any indenture supplemental hereto, or in any Security or any coupons appertaining thereto, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such or against any past, present or future shareholder (other than the Guarantor), officer, director or employee, as such, of the Company or the Guarantor or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities and the coupons appertaining thereto by the holders thereof and as part of the consideration for the issue of the Securities and the coupons appertaining thereto.

          SECTION 10.15 JUDGMENT CURRENCY. The Company agrees, to the fullest extent that it may effectively do so under applicable law, that (a) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due in respect of the Principal of or interest on the Securities of any series (the "REQUIRED CURRENCY") into a currency in which a judgment will be rendered (the "JUDGMENT CURRENCY"), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the Required Currency with the Judgment Currency on the day on which final unappealable judgment is entered, unless such day is not a Business Day, then, to the extent permitted by applicable law, the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the Required Currency with the Judgment Currency on the Business Day preceding the day on which final unappealable judgment is entered and (b) its obligations under this Indenture to make payments in the Required Currency (i) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment (whether or not entered in accordance with subsection (a)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable and (iii) shall not be affected by judgment being obtained for any other sum due under this Indenture.

                                    ARTICLE 11

                                    GUARANTEE

          SECTION  11.1  GUARANTEE.

          (a) Subject to subsection (b) below, the Guarantor hereby irrevocably and unconditionally guarantees (such guarantee being the "Guarantee") to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture and the Securities hereunder, that: (i) the principal of, premium, if any, and interest on the Securities promptly will be paid in full when due, whether at the maturity or Interest Payment Date, by acceleration, call for redemption or otherwise, and interest on the overdue principal, premium, if any, and interest, if any, of the Securities, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof, and (ii) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, the same

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

     will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Failing payment when due by the Company of any amount so guaranteed for whatever reason, the Guarantor shall be obligated to pay the same immediately. The Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Guarantee shall not be discharged except by complete performance of the obligations contained in the Securities and this Indenture. If any Holder or the Trustee is required by any court or otherwise to return to the Company or any custodian, Trustee, liquidator or other similar official acting in relation to the Company, any amount paid by the Company to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. The Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations is guaranteed hereby.

          (b) It is the intention of the Guarantor and the Company that the obligations of the Guarantor hereunder shall be, but not in excess of, the maximum amount permitted by applicable law. Accordingly, if the obligations in respect of the Guarantee would be annulled, avoided or subordinated to the creditors of the Guarantor by a court of competent jurisdiction in a proceeding actually pending before such court as a result of a determination both that such Guarantee was made without fair consideration and, immediately after giving effect thereto, the Guarantor was insolvent or unable to pay its debts as they mature or left with an unreasonably small capital, then the obligations of the Guarantor under the Guarantee shall be reduced by such court if such reduction would result in the avoidance of such annulment, avoidance or subordination; provided, however, that any reduction pursuant to this paragraph shall be made in the smallest amount as is strictly necessary to reach such result. For purposes of this paragraph, "fair consideration," "insolvency," "unable to pay its debts as they mature," "unreasonably small capital" and the effective times of reductions, if any, required by this paragraph shall be determined in accordance with applicable law.

          (c) The Guarantor shall be subrogated to all rights of the Holders against the Company in respect of any amounts paid by Guarantor pursuant to the provisions of the Guarantee or this Indenture; provided, however, that the Guarantor shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until the principal of, premium, if any, and interest on all Securities issued hereunder shall have been paid in full.

          SECTION 11.2 EXECUTION AND DELIVERY OF GUARANTEE. To evidence the Guarantee set forth in Section 11.1, the Company and the Guarantor hereby agree that a notation of such Guarantee shall be endorsed on each Security authenticated and delivered by the Trustee, that such notation of such Guarantee shall be in such form as shall be established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, in each case with such appropriate provisions as are required or permitted by this Indenture, and that this Indenture shall be executed on behalf of the Guarantor by its Chairman of the Board, one of its Vice Chairmen of the Board, its President or one of its Vice Presidents under a facsimile of its seal reproduced thereon and attested to by another officer other than the officer executing the Indenture, as the case may be.

          The Guarantor hereby agrees that the Guarantee set forth in Section
11.1 shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of the Guarantee.

          If an officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Security on which the Guarantee is endorsed, the Guarantee shall be valid nevertheless.

          The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantor.

          SECTION 11.3 RELEASE OF GUARANTOR. The Guarantor shall be released from all of its obligations under the Guarantee and under this Indenture if:

          (a) (i) the Company or the Guarantor has transferred all or substantially all of its properties and assets to any Person (whether by sale, merger or consolidation or otherwise), or has merged into or consolidated with another Person, pursuant to a transaction in compliance with this Indenture;

                (ii) the corporation to whom all or substantially all of the properties and assets of the Company or the Guarantor are transferred, or whom the Company or the Guarantor has merged into or consolidated with, has expressly assumed, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Guarantor under the Guarantees and this Indenture;

                (iii) immediately before and immediately after giving effect to such transaction, no Event of Default, and no event or condition which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; nd

                (iv) the Guarantor has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture comply with this Section 11.3 and that all conditions precedent herein provided for relating to such transaction have been complied with; or

          (b)   the Guarantor liquidates (other than pursuant to any Bankruptcy
     Law) and complies, if applicable, with the provisions of this Indenture; provided that if a Person and its Affiliates, if any, shall acquire all or substantially all of the assets of the Guarantor upon such liquidation the Guarantor shall liquidate only if:

                (i) the Person and each such Affiliate (or the common corporate parent of such Person and its Affiliates, if such Person and its Affiliates are wholly owned by such Parent) which acquire or will acquire all or a portion of the assets of the Guarantor shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Guarantor, under the Guarantees and this Indenture and such Person or any of such Affiliates (or such parent) shall be a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia;

                (ii) immediately after giving effect to such transaction, no Event of Default, and no event or condition which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

                (iii) the Guarantor has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such liquidation and such supplemental indenture comply with this Section 11.3 and that all conditions precedent herein provided for relating to such transaction have been complied with; or

          (c) the Company ceases for any reason to be a "wholly owned subsidiary" of the Guarantor (as such term is defined in Rule 1-02(z) of the Regulation S-X promulgated by the Commission).

          Upon any assumption of the Guarantee by any Person pursuant to this Section, such Person may exercise every right and power of the Guarantor under this Indenture with the same effect as if such successor corporation had been named as the Guarantor herein, and all the obligations of the Guarantor, hereunder and under the Guarantees and the Indenture shall terminate.

          SECTION 11.4 WHEN GUARANTOR MAY MERGE, ETC. The Guarantor shall not consolidate with or merge with or into any other Person or, directly or indirectly, sell, lease or convey all or substantially all of its assets (computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another Person, unless:

          (a) either the Guarantor shall be the continuing person, or the Person (if other than the Guarantor) formed by such consolidation or into which the Guarantor is merged or to which the assets of the Guarantor are transferred shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Guarantor under the Guarantee and this Indenture;

          (b) immediately giving effect to such transaction, no Event of Default, and no event or condition which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

          (c) the Guarantor has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, conveyance or lease and such supplemental indenture comply with this Section and that all conditions precedent herein provided for relating to such transaction have been complied with.

          Upon any consideration or merger, or any sale, conveyance or lease of all or substantially all of the assets of the Guarantor, in accordance with this Section, the successor corporation formed by such consolidation or into which the Guarantor is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Guarantor under this Indenture with the same effect as if such successor corporation had been named as the Guarantor herein, and all the obligations of the predecessor Guarantor hereunder and under the Guarantee and the Indenture shall terminate.

                                   SIGNATURES

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.


(SEAL)                                  PROMUS HOTELS, INC.
Attest:                              as the Company

-----------------------
Name:
Title:

                                        By:
                                           -----------------------
                                           Name:
                                           Title:


(SEAL)                                  PROMUS HOTEL CORPORATION
Attest:                              as the Guarantor

-----------------------
Name:
Title:

                                        By:
                                           -----------------------
                                           Name:
                                           Title:


(SEAL)                                  SOUTHTRUST BANK OF ALABAMA,
Attest:                                 NATIONAL ASSOCIATION
                                     as Trustee

------------------------
Name:
Title:

                                        By:
                                           ------------------------
                                           Name:
                                           Title: